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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KEURIG GREEN MOUNTAIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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LETTER TO STOCKHOLDERS FROM OUR PRESIDENT AND CEO

December 12, 2014

Dear Fellow Stockholder:

        I am pleased to invite you to join me, our Board of Directors, and senior leadership of Keurig Green Mountain, Inc. at our 2015 Annual Meeting of Stockholders on Thursday, January 29, 2015, at 10:00 a.m. Eastern Standard Time. The meeting will be held at a new location this year, at The Essex Resort & Spa in Essex, Vermont. The attached Notice of Annual Meeting of Stockholders and proxy statement will serve as your guide to the business to be conducted at the meeting.

        This year's proxy statement demonstrates our ongoing commitment to provide a transparent and detailed discussion of our executive compensation programs. Each year, I develop broad company objectives that are important for winning in the marketplace and that drive stockholder value. I review these objectives with the Compensation and Organizational Development Committee so it can set specific performance targets for Keurig's leaders. Throughout the year I have discussions with A.D. David Mackay, Chairperson of our Compensation and Organizational Development Committee, and the full committee to provide updates on company performance so that the Compensation and Organizational Development Committee can evaluate the effectiveness of Keurig's executive compensation programs. Our Compensation Discussion and Analysis, which begins on page 27, discusses how our executive compensation practices are designed to reinforce our pay for performance philosophy. I am committed to working with the Compensation and Organizational Development Committee to continue to effectively align our pay practices with stockholder value drivers.

        As our company continues to grow and evolve, we remain committed to ensuring that our Board of Directors is composed of a highly capable and diverse group of Directors who are well-equipped to oversee the success of the business and effectively represent the interests of our stockholders. We are fortunate to have a talented and independent Board, led by our non-executive chairman, Norman Wesley. I encourage you to review the qualifications, skills and experience that we have identified as important attributes for our Directors, and how they match up to our current Board of Directors and Director nominees, beginning on page 9.

        Keurig Green Mountain made substantial progress in 2014 in virtually all aspects of our business. We reported revenues of $4.7 billion in fiscal 2014, which represented 8% growth over fiscal 2013, and delivered $381.6 million of free cash flow in fiscal 2014. Gross profit for fiscal 2014 was $1.8 billion, or 38.6% of net sales, as compared to $1.6 billion, or 37.2% of net sales, in fiscal 2013. We also made good progress in managing our capital structure during fiscal 2014. We repurchased approximately 8.1 million shares of common stock from our stockholders in fiscal 2014 for an aggregate purchase price of $1.1 billion, and returned approximately $118.4 million to our stockholders in the form of cash dividends paid.

        As I look back over the past two years since I joined the company, I am pleased with the direction and progress we have made, and am excited about the future. Thank you very much for your continued trust and investment in our Company. I look forward to seeing many of you in Vermont on January 29th.

Brian P. Kelley
President and Chief Executive Officer
Keurig Green Mountain, Inc.

KEURIG GREEN MOUNTAIN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date: 10 a.m. Eastern Standard Time, Thursday, January 29, 2015
Location: The Essex Resort & Spa, Atrium, 70 Essex Way, Essex, Vermont 05452

Dear Stockholders:

        The 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Keurig Green Mountain, Inc., a Delaware corporation (the "Company"), will be held at The Essex Resort & Spa, Atrium, 70 Essex Way, Essex, Vermont 05452 (directions enclosed) on Thursday, January 29, 2015, at 10:00 a.m. Eastern Standard Time.

        At the meeting, we will be asking you:

  1.
  To elect Brian P. Kelley, José Octavio Reyes Lagunes and Robert A. Steele as Class I Directors for a three-year term to expire in 2018;

  2.
  To approve, on an advisory basis, the executive compensation of our Named Executive Officers as disclosed in these materials;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2015; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on Monday, December 1, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of those stockholders will be open to examination by any stockholder for any purpose germane to the Annual Meeting between 8:00 a.m. and 5:00 p.m. Eastern Standard Time at the executive offices of the Company, 124 Technology Park Way, South Burlington, Vermont, from January 19, 2015 through January 28, 2015. This list will also be available to stockholders for any such purpose at the Annual Meeting.

        We are again taking advantage of the Securities and Exchange Commission rules that allow issuers like us to furnish proxy materials to you via the Internet. We believe this will allow us to provide you with the information you need, in a manner that is convenient and familiar to you, while lowering our costs to deliver these materials and reducing the environmental impact of our Annual Meeting. On or about December 15, 2014 we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement for our Annual Meeting and Annual Report to Stockholders for the year ending September 27, 2014. The Notice will also provide instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

        All stockholders are cordially invited to attend the Annual Meeting. But, whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible. See the Voting Information section on page iii for information about voting by telephone, the Internet, or by mail, and how to attend the Annual Meeting and vote your shares in person.

By order of the Board of Directors,

Michael J. Degnan Chief Legal Officer, Corporate General Counsel and Corporate Secretary Keurig Green Mountain, Inc.

Waterbury, Vermont
December 12, 2014

i

ii

VOTING INFORMATION

YOUR VOTE MATTERS—VOTE TODAY

        It is very important to us that you vote to play a part in the future of Keurig Green Mountain, Inc. Please carefully review the proxy materials for the Annual Meeting of Stockholders and follow the instructions below to timely cast your vote on all voting matters.

        Beneficial Stockholders.    If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Voting Matters and Board Recommendations

Our Board's Recommendation:
Election of Directors (page 17)	FOR each Director nominee
Advisory Approval of the Company's Executive Compensation (page 26)	FOR
Ratification of Auditors (page 70)	FOR

Advance Voting Methods

        Even if you plan to attend the Annual Meeting of Stockholders in person, please vote right away using one of the following advance voting methods (see page 6 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.

        You can vote in advance in one of three ways:

  1.
  BY INTERNET: go to www.cesvote.com

  2.
  BY TOLL-FREE TELEPHONE: call 1-888-693-8683

  3.
  BY MAIL (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Voting at our 2015 Annual Meeting of Stockholders

        All stockholders of record as of December 1, 2014 may vote in person at the Annual Meeting of Stockholders, which will be held on Thursday, January 29, 2015, at 10:00 a.m. Eastern Standard Time, at The Essex Resort & Spa, 70 Essex Way, Essex, Vermont 05452 (directions enclosed). Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question "Who is a 'beneficial owner'?" on page 6 of "Questions and Answers—Annual Meeting Information".

        If you are unable to attend the meeting, you can view the live webcast of the business portion of the meeting by visiting the investor relations page of the Company's website, at http://investor.keuriggreenmountain.com.

iii

PROXY SUMMARY

        This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company's 2014 performance, please review the Company's Annual Report on Form 10-K for the year ended September 27, 2014.

DIRECTOR NOMINEES (page 18)

        The following table provides summary information about each Director nominee. Our Board is currently divided into three classes. The three Director nominees are Class I Directors and, if elected, will serve until the 2018 Annual Meeting of Stockholders.

Name	Age(1)	Director Since	Primary Occupation	Committee Memberships(2)	Other Public Company Boards

Brian P. Kelley	53	2012	President and Chief Executive Officer, Keurig Green Mountain, Inc.	None	0

José Octavio Reyes Lagunes*	62	2014	Former Vice Chairman of The Coca-Cola Export Corporation	C, S	2

Robert A. Steele*	59	2013	Former Vice Chairman, Healthcare Strategy for The Procter & Gamble Company	A, C	1

*
Independent Director

(1)
As of September 27, 2014

(2)
A = Audit and Finance Committee; C = Compensation and Organizational Development Committee; S = Sustainability Committee

GOVERNANCE HIGHLIGHTS (page 9)

Board Independence
• Independent director nominees	2 of 3
• Independent directors**	10 of 11
• Independent board committees	All
Board Meetings in Fiscal 2014
• Full board meetings	6
• Independent director-only sessions	4
Board Committee Meetings in Fiscal 2014
• Audit and Finance Committee	9
• Compensation and Organizational Development Committee	6
• Governance and Nominating Committee	5
• Sustainability Committee	4
Aligning Director and Stockholder Interests
• Director stock ownership guidelines	Yes
• Director equity grants	Yes

**
Does not include a current independent director, Jules A. del Vecchio, who has informed the Company of his intent to retire as of, and to not seek election at, the 2015 Annual Meeting.

BUSINESS HIGHLIGHTS (page 27)

        In fiscal 2014, we had high expectations for growth and the Company delivered strong operating performance as measured by increased net sales, cash flow and earnings per share. In fiscal 2014 the Company also drove significant stockholder value, returning over $1.2 billion to stockholders through cash dividends and stock repurchases, and providing a total stockholder return of 75.5%. Key financial highlights of the Company include:

Financial Results

  •
  Revenue of $4.7 billion increased 8% from fiscal 2013

  •
  Company diluted earnings per share was $3.74 per share in fiscal 2014, as compared to $3.16 per share in fiscal 2013

  •
  Gross margin increased 140 basis points in fiscal 2014 to 38.6% from 37.2% in fiscal 2013

  •
  Free cash flow of $381.6 million in fiscal 2014

        These financial results were strong in absolute terms and favorable when compared with our peer companies. Since our non-GAAP operating profit was only slightly below our maximum goal and exceeded our target goal, and our net sales and free cash flow were above our target goal, annual incentive bonuses were paid to our Named Executive Officers for fiscal 2014, as described more fully below.

Stockholder Value Creation

  •
  Total stockholder return in fiscal 2014 of 75.5% (total stockholder return is calculated as the net price change in our common stock from the closing market price on the last business day of fiscal 2013 to the closing market price on the last trading day of fiscal 2014, including reinvestment of dividends)

  •
  Paid cash dividends of approximately $118.4 million

  •
  Returned approximately $1.1 billion to stockholders through the repurchase of 8,138,592 shares of common stock

PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM (page 31)

        Our executive compensation program is designed to achieve the following key objectives:

  •
  Tie to Stockholder Value—the financial performance goals should be drivers of stockholder value over both the short-term and long-term. The annual performance goals have been net sales growth, operating profit and free cash flow. The performance stock units' vesting is tied to multi-year earnings per share.

  •
  Be Performance-Based—a substantial portion of each executive's total compensation opportunity should be variable performance-based pay dependent on the achievement of financial performance goals.

  •
  Provide Competitive Pay Opportunities—for target performance, use a competitive analysis approach both as to the amount and type of compensation we offer in order to motivate, attract and retain our executive talent.

        Our executive compensation program is designed to support these goals by using the following principles:

WHAT WE DO

•

Pay for Performance—we believe our executive compensation—both pay opportunities and pay actually realized—should be tied to Company performance. In fiscal 2014, on average over 72% of the total target compensation opportunity for our Named Executive Officers is variable performance-based pay.

•

Provide Competitive Target Pay Opportunity—we annually benchmark our target and actual compensation levels and relative proportions of the types of compensation against our peer group. We use informed judgment in special cases in order to offer the compensation appropriate to motivate and attract highly talented individuals to enable our long-term growth.

•

Provide Fixed and Variable Compensation—we provide both fixed and variable compensation opportunities (heavily weighted towards variable compensation for our Named Executive Officers) that are designed to attract, retain and motivate top-performing executives, and align the realization of compensation opportunities with achieving relevant financial and strategic goals.

•

Provide Equity and Cash Incentives—we provide a combination of equity-based awards and cash incentives to focus executive officers on achieving performance results that drive both annual and long-term sustainable stockholder value.

•

Include Double-trigger Change-in-Control Provisions—we have double-trigger change-in-control provisions under our 2014 Omnibus Incentive Plan in the event of a change in control of the Company in which awards under the 2014 Omnibus Incentive Plan are assumed by the acquiror.

•

Include Caps on Payouts under Performance-based Plans—our annual and long-term performance-based awards contain maximum payout provisions that limit the amount that our executive officers can be paid.

• Utilize Independent Compensation Consultant—Pay Governance reports directly to the Compensation Committee and does not perform any services to the Company, management or executive officers.	• Mitigate Undue Risk-taking in Compensation Programs—our compensation programs for our executive officers contain numerous features that are designed to mitigate undue risk-taking by our executives.
• Require Equity Ownership—our executive officers, including our Named Executive Officers, are required to maintain or exceed specific levels of the Company equity ownership.

•

Clawbacks—equity awards under our 2014 Omnibus Plan are subject to clawback to the extent required to comply with applicable laws or regulations, and/or the Company's clawback policy as may be in effect.

WHAT WE DON'T DO
• No Repricing Stock Options—we do not reprice our stock options and would not do so without first receiving stockholder approval.	• No Excise Tax Gross-Ups—we do not provide excise tax gross-ups to our executive officers in the event of a change-in-control.
• No Dividend Equivalents—we do not provide dividend equivalents on unvested equity awards.	• No Significant Perquisites—we do not provide our employees, including Named Executive Officers, with significant perquisites.
• No Purchase on Margin or Hedging—we prohibit our executive officers from engaging in margin, hedging or other similar transactions in the Company's securities.

PROPOSALS

        At the meeting, we will be asking you:

  1.
  To elect Brian P. Kelley, José Octavio Reyes Lagunes and Robert A. Steele as Class I Directors for a three-year term to expire in 2018 (page 17);

  2.
  To approve, on an advisory basis, the executive compensation as disclosed in these materials (page 26);

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2015 (page 70); and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT DATES FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS (page 71)

        A proposal for action to be presented by any stockholder at the 2016 Annual Meeting of Stockholders will be acted upon only:

  •
  If the proposal is to be included in our proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the proposal is received by us on or before August 14, 2015.

  •
  If the proposal is not to be included in the proxy statement, pursuant to our amended and restated bylaws the proposal must be submitted in writing to the Corporate Secretary of our Company and be received not less than 60 days, nor more than 90 days, prior to such meeting, or between October 30, 2015 and November 29, 2015.

PROXY STATEMENT

        The Board of Directors of Keurig Green Mountain, Inc. (the "Board") is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Keurig Green Mountain, Inc. (the "Company", "we", "our" or "us"). The meeting will be held at The Essex Resort & Spa, Atrium, 70 Essex Way, Essex, VT 05452 on Thursday, January 29, 2015 at 10 a.m. Eastern Standard Turn. The proxies also may be voted at any adjournments or postponements of the meeting.

        The mailing address of our principal executive offices is Keurig Green Mountain, Inc., 33 Coffee Lane, Waterbury, VT 05676. We are first furnishing the proxy materials to stockholders on December 12, 2014.

        All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

        Only owners of record of shares of common stock of the Company ("Common Stock") as of the close of business on December 1, 2014, the record date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the Annual Meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On December 1, 2014, there were 162,061,810 shares of Common Stock issued and outstanding.

 QUESTIONS AND ANSWERS

ANNUAL MEETING INFORMATION

Date of Annual Meeting	January 29, 2015
Time of Annual Meeting	10:00 a.m. Eastern Standard Time
Place of Annual Meeting	The Essex Resort & Spa Atrium 70 Essex Way Essex, VT 05452
Record Date for Annual Meeting (the "Record Date")	December 1, 2014
Attending the Annual Meeting	All stockholders of record are welcome at the Annual Meeting. If you intend to attend, please have proper identification (such as your driver's license or passport). If your shares are held in street name, please have your most current broker statement with you (in addition to proper identification).
If you are not a stockholder but wish to attend the Annual Meeting, please contact our Investor Relations representative at (802) 488-2559.
Mailing Date for Notice of Internet Availability of Proxy Materials	On or about December 15, 2014
Purpose of Annual Meeting	1.	Elect three Directors: Brian P. Kelley, José Octavio Reyes Lagunes and Robert A. Steele, each for a three-year term expiring at the Annual Meeting in 2018;
	2.	Approve, on an advisory basis, the executive compensation as set forth in this proxy statement; and
	3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2015.
Shares Outstanding on the Record Date and Entitled to Notice of and to Vote at the Annual Meeting	162,061,810
Voting of Shares	Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date.
Availability of Proxy Materials	We are furnishing proxy materials to you on the Internet. No printed materials will be available unless you specifically request them by following the instructions in the "Notice of Internet Availability of Proxy Materials." The Notice of Internet Availability will also instruct you as to how you may vote your proxy.
Principal Company Office	33 Coffee Lane, Waterbury, Vermont 05676
Company Telephone Number	(802) 244-5621

VOTING YOUR SHARES

Who is soliciting your proxy?	The Board of Directors (the "Board").
Who can vote?	Stockholders of record or beneficial owners at the close of business on the Record Date, Monday, December 1, 2014, are entitled to notice of, and to vote at, the Annual Meeting.
Who is a "stockholder of record"?	You are a stockholder of record if your shares of our stock are registered directly in your own name with our transfer agent, Continental Stock Transfer & Trust Company ("Transfer Agent") as of the Record Date.
Who is a "beneficial owner"?	You are a beneficial owner if a brokerage firm, bank, trustee or other agent (called a "nominee") holds your stock. This is often called ownership in "street name" because your name does not appear in the records of the Transfer Agent. If your shares are held in street name, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting in order to vote.
Who votes street held shares? How?	If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but cannot vote on non-routine matters. We believe that only Proposal III—Ratification of Accountants will be considered a routine matter for this Annual Meeting. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter (Proposals I and II for this Annual Meeting), the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."
What is the quorum?	A quorum for the purposes of the Annual Meeting is the presence in person or by proxy (which includes voting over the telephone or the Internet) of a majority of the total number of outstanding shares as of the Record Date entitled to vote at the Annual Meeting.

Why did I receive a one-page notice (the "Notice") in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	We have elected, under rules adopted by the SEC, to provide you access to the proxy materials over the Internet instead of mailing hard copies. Accordingly, we are required to send the Notice to our Stockholders of record and beneficial owners. The Notice instructs you as to how (i) you may access and review all of the proxy materials on the Internet, (ii) you may submit your proxy, and (iii) to receive paper copies of the proxy materials if you wish.
What happens if I don't give specific voting Instructions?	If you are a stockholder of record and sign and return your proxy card or vote electronically without making any specific selections, then your shares will be voted in accordance with the recommendations of the Proxy Committee (as defined below) on all matters presented in this proxy statement and as the Proxy Committee may determine in its discretion regarding any other matters properly presented for a vote at the Annual Meeting.
How are abstentions and broker non-votes treated?	With respect to all proposals, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present, but abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote on any such proposal.
What is the "Proxy Committee"?	The Proxy Committee was appointed by the Board at its November 2014 meeting and is comprised of Brian P. Kelley, Frances G. Rathke, Michael J. Degnan and Michael J. Mardy. This Proxy Committee has the authority to vote properly executed proxies that do not otherwise specify specific voting instructions.
How can I vote my shares?	BY INTERNET: go to www.cesvote.com
BY TOLL-FREE TELEPHONE: call 1-888-693-8683
BY MAIL (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

AT THE ANNUAL MEETING. If you attend the Annual Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting. However, if your shares are held in street name, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EST) on Wednesday, January 28, 2015.

How can I change my vote?	You can change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy or by voting by ballot at the Annual Meeting. Attending the Annual Meeting will not automatically revoke your proxy unless you specifically request it. If you voted via the Internet or by telephone you may also change your vote with a timely and valid later Internet or telephone vote or by voting by ballot at the Annual Meeting.
Are there other matters to be voted on at the Annual Meeting?	The Board is not aware of any matters not set forth in this proxy statement that may come before the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, it is intended that the persons named as the Proxy Committee in this proxy statement will vote as the Board directs.
What is the cost of solicitation?	The Company will bear the entire cost of soliciting the proxies, approximately $10,000. In addition to solicitation by mail, the Directors, officers and other employees of the Company may solicit proxies in person, by telephone, electronic communications, or by other means without additional compensation. The Company does not presently intend to retain professional proxy solicitation assistance.
What is the required vote for each Proposal?
Proposal I—Election of Directors	Directors are elected by plurality vote, which means that the three nominees for Director receiving the highest number of votes FOR election will be elected as Directors. Stockholders may not cumulate votes for the election of Directors. If elected, each nominee will hold office until the 2018 Annual Meeting and until his or her successor is elected and qualified. If a nominee for Director is unable to serve as a Director, the Proxy Committee may, in its discretion, vote for another person as Director or vote to reduce the number of Directors to less than eleven, as the Board may recommend.
Proposal II—Advisory Approval of the Company's Executive Compensation	While on the ballot, this is only an advisory vote, which means that the Board will not be required to take any action on this matter regardless of the number of shares voted in favor of or against this proposal. However, the Board is interested in the view of our stockholders on the Company's executive compensation program, so your consideration and vote on this matter will be taken seriously by the Board. In order to approve, on an advisory basis, the Company's executive compensation program, the votes that stockholders cast FOR must exceed the number of votes that stockholders cast AGAINST to approve.
Proposal III—Ratification of Accountants	To ratify Proposal III, stockholders holding a majority of the Common Stock present or represented by proxy at the Annual Meeting and voting on the matter must vote FOR this proposal.

CORPORATE GOVERNANCE

Board Leadership

        The Board is responsible for the oversight of the Company's direction and operations. The Board represents the Company's stockholders and its primary purpose is to build long-term stockholder value. The Board is committed to strong, independent Board leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance.

        We separate the roles of the Chief Executive Officer (or CEO) and the Chairman in recognition of the inherent differences between the two roles. The Chief Executive Officer is responsible for the general management, leadership, supervision and control of the day-to-day business and the affairs of the Company, and ensures that all directions of the Board are carried into effect. On the other hand, the Chairman is charged with presiding over all meetings of the Board and our stockholders, oversight, and providing advice and counsel to our Chief Executive Officer and other Company officers regarding our business and operations. The Chairman also leads the evaluation of the performance of the Chief Executive Officer. By separating these roles, we believe we allow each to focus their time and energy where they are best used. Consequently, today we believe that separating the Chairman role from the Chief Executive Officer role is the most effective leadership structure for the Company.

        In December 2012 Norman H. Wesley, an independent member of the Board, was elected to serve as the Board's Chairman.

        The Chief Executive Officer, who is also a member of the Board, and the Company's other senior executive officers are selected by the Board, based upon, in the case of the senior executive officers other than the CEO, the recommendation of the Chief Executive Officer and the Compensation and Organizational Development Committee.

The Role of the Board in Risk Oversight

        In the normal course of its business, the Company is exposed to a variety of risks, including risks related to reputation, strategic, financial, economic, political, legal, competitive, regulatory, supply chain, product quality, talent management and information technology. The identification, understanding and management of risk are critical for the successful management of the Company. Risk consideration is an integral component of our operational decision-making and annual planning process, and is embedded into our internal control environment. The Board recognizes that it is not possible to eliminate all risk and it may not be prudent in certain instances to incur the costs necessary to minimize a particular risk. Rather, purposeful and appropriate risk-taking is essential for the Company to be competitive and to achieve its strategic business objectives.

        The Board has primary responsibility for overall risk oversight. Risk management oversight by the full Board includes a comprehensive annual review of the Company's overall strategic plans and the plans for each of the Company's business units, including the risks (and how to manage and mitigate them) associated with these strategic plans. The Board takes an active approach to its risk oversight role. The Board has determined that the Audit Committee is best suited for the ongoing oversight of the Company's enterprise risk management process and that the Governance Committee is best suited for the ongoing oversight of the Company's overall compliance programs, and has delegated those specific responsibilities to those respective committees.

Director Independence

        Under The NASDAQ Stock Market ("NASDAQ") rules (the "NASDAQ Rules") and the Company's Corporate Governance Principles, the Board must consist of a majority of independent Directors. In making independence determinations, the Board observes NASDAQ criteria and considers all relevant facts and circumstances. At the Board's meeting in November 2014, the Board determined that other than Brian P. Kelley all of our Directors are "independent directors" as such term is defined by the NASDAQ Rules.

Board Size and Structure

        The Company's Restated Certificate of Incorporation fixes the size of the Board at one or as otherwise provided by the Company's amended and stated bylaws, which provide for the Company's Board to set its size. Today, the Board is comprised of twelve individuals; however, one of our current Class I Directors, Jules A. del Vecchio, previously provided notice to the Company of his intent to retire as of, and not seek election at, our 2015 Annual Meeting of Stockholders. Therefore, following Mr. del Vecchio's retirement as of the 2015 Annual Meeting of Stockholders, our Board will be comprised of eleven individuals. We believe that eleven is, for the current size and scope of our business and operations, an appropriate number, as it is large enough so that we get a diverse set of perspectives and experiences but still allows for effective communication among the members. The Governance and Nominating Committee at least annually and, if appropriate more frequently, evaluates the size of the Board to ensure that it has the right number of people and the appropriate skill sets to properly oversee the Company's operations. At its November 2014 meeting, the Governance and Nominating Committee recommended to the full Board, and the Board confirmed, that following Mr. del Vecchio's retirement the size of the Board should be eleven members.

        The Company's Board is currently divided into three classes, Classes I, II and III, each of which are currently comprised of four Directors; following Mr. del Vecchio's planned retirement, discussed above, Class I will be comprised of three Directors. The Company believes that the classified Board is the most effective organizational structure for the Board because it ensures a greater level of certainty of continuity from year-to-year which provides stability in organization and experience. As a result of this structure, a single Class of Directors is elected for a three year term at each Annual Meeting, while the other Directors do not stand for election as their term is not then expiring.

Attendance at Board and Committee Meetings, Annual Meeting

        In fiscal 2014, the Board held six meetings, and committees of the Board held a total of 25 meetings. Each Director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she was a member (held during the period that such Director was on the Board or committee).

        The Company does not have a formal policy regarding attendance by Directors at the Annual Meeting, although each is encouraged to attend. Nevertheless, each Board member, recognizing her or his responsibility to our stockholders, historically has attended the Annual Meeting. All Directors on the then-current Board attended the 2014 Annual Meeting.

Board Committees and Related Matters

        The Company has established four standing committees: Audit and Finance; Compensation and Organizational Development; Governance and Nominating; and Sustainability. The Company also had one special committee during fiscal 2014. The principal duties and responsibilities of each committee are set forth below. Each standing committee operates pursuant to a written charter, which are available on the Corporate Governance page of our website at http://investor.keuriggreenmountain.com/corporate-governance.cfm.

        Under applicable rules and regulations, and as determined by the Board, all members of the Audit and Finance, Compensation and Organizational Development, and Governance and Nominating committees are "independent directors" as such term is defined by the NASDAQ Rules and the Compensation and Organizational Development Committee is comprised of "outside" Directors as defined by Rule 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, all members of the Audit and Finance Committee meet the independence criteria prescribed by the rules of the Securities and Exchange Commission (the "SEC") for audit committee membership. The Sustainability Committee is also comprised solely of "independent directors".

        The current composition of each standing Board committee is set forth below:

Director	Audit and Finance	Compensation and Organizational Development	Governance and Nominating	Sustainability
Barbara D. Carlini	X		X
Jules A. del Vecchio(1)	X		X
John D. Hayes		X		X
Brian P. Kelley(2)
Susan S. Kilsby(3)	X		X
José Octavio Reyes Lagunes(4)		X		X
A.D. David Mackay		X (Chair)		X
Michael J. Mardy(3)	X (Chair)	X
Hinda Miller			X	X (Chair)
David E. Moran		X		X
Robert A. Steele	X	X
Norman H. Wesley			X (Chair)
Number of Meetings in Fiscal 2014	9	6	5	4
(1)
Mr. del Vecchio previously provided notice to the Company of his intent to retire as of, and not seek election at, the 2015 Annual Meeting of Stockholders.

(2)
Mr. Kelley was not assigned to any Committee during fiscal 2014.

(3)
Mr. Mardy and Ms. Kilsby have both been deemed "audit committee financial experts" by the Audit and Finance Committee, and confirmed by the Board.

(4)
Mr. Reyes was appointed to the Board as of August 25, 2014, and appointed to the Compensation and Organizational Development Committee and Sustainability Committee as of September 12, 2014.

Corporate Governance Materials Available on the Company Website

        The Board has adopted a set of Corporate Governance Principles to memorialize its current practices, and to set forth the guiding principles and best practices, by which the Board would conduct its own affairs. They are posted on the Corporate Governance section of our website at http://investor.keuriggreenmountain.com/corporate-governance.cfm.

        In addition to our Corporate Governance Principles, other information relating to corporate governance at the Company is available on the Corporate Governance section of our website, including:

  •
  Audit and Finance Committee Charter

  •
  Compensation and Organizational Development Committee Charter

  •
  Governance and Nominating Committee Charter

  •
  Sustainability Committee Charter

  •
  Code of Conduct

        You may obtain copies of these materials, free of charge, by sending a written request to: Corporate Secretary, Keurig Green Mountain, Inc., 33 Coffee Lane, Waterbury, VT 05676. Please specify which documents you would like to receive. The Company's website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Stockholder Engagement

        The Company makes every effort to ensure that the views of stockholders are heard by the Board or individual Directors, as applicable, and further that appropriate responses are provided to stockholders in a timely manner, as practicable. Stockholders may communicate with any of our Directors by sending a letter to the Director, c/o Corporate Secretary, Keurig Green Mountain, Inc., 33 Coffee Lane, Waterbury, Vermont 05676. All such letters will be promptly forwarded to the respective Director.

Code of Conduct

        The Company has adopted the Keurig Green Mountain Code of Conduct which is applicable to all Directors, officers and employees of the Company. This code constitutes a "code of ethics" within the meaning of Item 406 of Regulation S-K promulgated under the Exchange Act. The current version of this code is posted on the Company's website. The Company intends to make all required disclosures concerning amendments to, or waivers from, the code on the governance page of the Company's website, http://investor.keuriggreenmountain.com/corporate-governance.cfm.

Committee Descriptions

        As noted above, each of the Company's committees have a specialized set of duties and responsibilities as given to them by the Board or under applicable law or regulation. Below you will find a summary of those duties and responsibilities for each committee.

Audit and Finance Committee (the "Audit Committee")

        The principal duties and responsibilities of the Audit Committee are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

  •
  Appoint, evaluate and, if necessary, replace any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work (the "Auditors");

  •
  Review and appraise the audit efforts and independence of the Auditors;

  •
  Review and appraise the efforts and effectiveness of the Company's internal audit function;

  •
  Provide an avenue of communication among the Auditors, financial and senior management, the internal auditing function and the Board;

  •
  Review the Company's disclosure controls and procedures;

  •
  Provide oversight of the Company's capital structure and finance needs;

  •
  Provide oversight of the Company's enterprise risk management process;

  •
  Review and approve or ratify related party transactions; and

  •
  Do such other things as the Board may direct from time to time.

        Additional information regarding the Audit Committee and the Company's independent registered public accounting firm is disclosed under the heading "Independent Registered Public Accounting Firm" and "Audit and Finance Committee Report" elsewhere in this proxy statement.

        The Audit and Finance Committee Report below shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit and Finance Committee Report below shall not be incorporated by reference into any such filings.

Audit and Finance Committee Report

        This report is furnished by the Company's Audit Committee with respect to the Company's financial statements for fiscal 2014.

        The Company's management is responsible for the preparation and presentation of complete and accurate financial statements. The independent registered public accounting firm, PricewaterhouseCoopers, LLP ("PwC"), is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and for issuing a report on its audit. The Audit Committee oversees and monitors the Company's management and the independent registered public accounting firm throughout the financial reporting process.

        In performing its oversight role, the Audit Committee has reviewed and discussed with management of the Company the Company's audited financial statements for fiscal 2014. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles ("GAAP"). The Audit Committee has also discussed with PwC the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding their communication with the Audit Committee concerning independence, and has discussed with them their independence from the Company. The Audit Committee also has considered whether, and to what extent, if any, the fact that PwC may, from time-to-time, provide non-audit services to the Company, is compatible with maintaining the auditors' independence and has discussed this with PwC.

        Based on the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee in its Charter, the Audit Committee recommended to the Board that the Company's audited financial statements for fiscal 2014 be included in its Annual Report on Form 10-K for the fiscal year ended September 27, 2014 for filing with the SEC. Such report was filed with the SEC on November 19, 2014.

        In selecting the appropriate independent registered public accounting firm, the Audit Committee considers factors such as the firm's qualifications, familiarity with the Company's industry, and performance. Based upon this evaluation, the Audit Committee has appointed PwC as the independent registered public accounting firm of the Company for fiscal 2015 and intends to submit such recommendation to the Company's stockholders for ratification (but not for approval) at the Company's 2015 Annual Meeting.

Submitted by the Fiscal 2014 Audit and Finance Committee
Michael J. Mardy, Chairman
Barbara D. Carlini
Jules A. del Vecchio
Susan S. Kilsby
Robert A. Steele

Compensation and Organizational Development Committee (the "Compensation Committee")

        The principal duties and responsibilities of the Compensation Committee are to:

  •
  Review the structure and philosophy of compensation of the Chief Executive Officer, and make recommendations on such structure to the independent members of the Board;

  •
  Review and approve the structure and philosophy of the compensation of the other executive officers of the Company;

  •
  Approve and make final determinations with respect to the compensation opportunities available and amounts payable to the executive officers of the Company, other than the Chief Executive Officer, including annual base salary, grants or awards of equity-based awards, bonuses and other incentives;

  •
  Make recommendations to the independent members of the full Board with respect to the compensation opportunities available and amounts payable to the Chief Executive Officer, including annual base salary, grants or awards of equity-based awards, bonuses and other incentives;

  •
  Review and approve the adoption of, as well as administer, new and existing executive incentive compensation plans and equity-based plans;

  •
  Evaluate the compensation of non-employee members of the Board;

  •
  Oversee talent management and succession planning;

  •
  Review material welfare plans; and

  •
  Do such other things as the Board may direct from time to time.

Governance and Nominating Committee (the "Governance Committee")

        The principal duties and responsibilities of the Governance Committee are to:

  •
  Identify, recruit and recommend qualified candidates for nomination for election to the Board;

  •
  Assemble a Board that brings to the Company a variety of perspectives and skills derived from business and other experiences;

  •
  Oversee the Company's overall corporate governance and related compliance programs (other than the Enterprise Risk Management program) and report to the Board on the corporate governance principles applicable to the Company;

  •
  Review and recommend an appropriate committee structure for the Board; and

  •
  Do such other things as the Board may direct from time to time.

        The Governance Committee will consider Director candidates recommended by stockholders. Recommendations may be sent to the Governance Committee, c/o Corporate Secretary, Keurig Green

Mountain, Inc., 33 Coffee Lane, Waterbury, VT 05676. Any recommendation submitted by a stockholder to the Governance Committee must comply with the notice procedures set forth under Article II, Section 7 of the Company's amended and restated by-laws. If the Governance Committee were to receive a recommendation for a Director candidate from a stockholder, the Governance Committee expects that it would evaluate such candidate using the criteria described below for evaluating Director candidates brought to its attention through other channels.

        In evaluating Director nominees, the Governance Committee takes into consideration, at a minimum:

  •
  The needs of the Company and the Board, taking into account the particular talents, competencies and experiences of its incumbent Directors;

  •
  Diversity of the Board;

  •
  Appreciation of the relationship of the Company's business to the changing needs of society;

  •
  Appropriate non-business experience so as to provide a well-rounded perspective; and

  •
  The desire to balance the benefit of continuity with the benefit of periodic injection of fresh perspective provided by new members.

        The Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders at the time.

        The Governance Committee identifies nominees by first evaluating current Directors who are willing to continue their service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing Directors with that of obtaining a new perspective. If any Director does not wish to continue service or if the Governance Committee or the Board decides not to re-nominate a current Director for re-election, the Governance Committee then identifies a new nominee based on the criteria above. Current Directors and members of the Governance Committee are polled for suggestions as to individuals meeting the criteria of the Governance Committee. A third party search firm may also be engaged to identify such qualified individuals.

Sustainability Committee (the "Sustainability Committee")

        The principal duties and responsibilities of the Sustainability Committee are to:

  •
  Review, make recommendations to and approve the Company's goals, policies and programs relating to the Company's sustainability and environmental practices;

  •
  To help the Company achieve its sustainability programs, policies, partnerships, activities and goals to ensure consistency with and impact upon the Company's business strategy and the creation of stakeholder value; and

  •
  Do such other things as the Board may direct from time-to-time.

Special Committee Related to Stockholder Demand

        In May 2012, the Board formed a special investigative committee to investigate, review and analyze the facts and circumstances surrounding the allegations made in certain stockholder demand letters. The principal duties and responsibilities of the special investigative committee are to:

  •
  Exercise the power and authority to retain and pay for appropriate experts, including legal counsel (which could be any legal counsel of the special investigative committee's choosing); and

  •
  Report to the Board, upon the conclusion of its investigation, the results of its inquiry and its recommendation as to what, if any, action the Board and the Company should pursue.

        The Directors who served on this committee from its creation are Ms. Carlini and Mr. Mardy. The members are not compensated separately for such service. One meeting of this committee was held during fiscal 2014.

PROPOSAL I—ELECTION OF DIRECTORS

        At the Annual Meeting, three individuals are to be elected as Class I Directors to hold a three-year term of office from the date of their election until the 2018 Annual Meeting and until their successors are duly elected and qualified.

        The three nominees for election as Class I Directors are: Brian P. Kelley, José Octavio Reyes Lagunes and Robert A. Steele, each of whom is currently a Class I Director and each of whom has agreed to serve as a Director if elected.

        If a nominee for Director is unable to serve as a Director, the persons appointed as the Proxy Committee for the Annual Meeting may, in their discretion, vote for another person as Director or vote to reduce the number of Directors to less than eleven, as the Board may recommend.

        See the section of this proxy statement entitled "Security Ownership of Certain Beneficial Owners and Management" for information as to ownership of Company securities by nominees for Director.

        As set forth above under the "Governance and Nominating Committee" section, the Governance Committee annually reviews the composition of the Board and committees to ensure there is the proper combination of experience, qualifications, attributes and skills on the Board and that each committee is properly constituted to maximize its efficiency and effectiveness. In addition, the Governance Committee also annually reviews the criteria that the Governance Committee and the Board consider important for the totality of the Board to possess as well as the overall effectiveness of the Board and each committee. To that end, the Governance Committee seeks to populate the Board with a set of individuals that possess as many of such criteria as practicable. Although the pursuit of a Board where each Director meets all desirable criteria may be merely aspirational, the Governance Committee believes that it has assembled an exemplary group of leaders who do have the experience, qualifications, attributes and skills necessary to guide the Company to continued successes.

        At a minimum, each Director should epitomize the Company's Purpose and Values as set forth in its current Code of Conduct, as well as possess the highest ethics and integrity, and demonstrate a commitment to representing your interests. Each Director should also have the individual experiences that provide practical wisdom, mature judgment and an inquisitive and objective mind.

        Therefore, in evaluating the nominees for submission to the consideration of our stockholders for the Annual Meeting, the Governance Committee evaluated each nominee against the set of criteria set forth above and concluded that each has and can be expected to continue to make significant and valuable contributions to the governance of the Company and the Governance Committee endorses their submission. The fact that we do not list a particular experience, skill, qualification or attribute for a Director does not mean that the Director does not possess a particular experience, skill, qualification or attribute.

        All of our Directors have had, and many continue to have, successful careers. In accomplishing that success, each has demonstrated significant leadership skill, which includes a practical understanding of how large organizations operate, including the importance of human resource management, how employee and executive compensation is set and an understanding of strategy and risk management.

        The Board defines diversity to mean diversity of backgrounds, experience, expertise, perspectives and skills, along with the more traditional aspects of age, gender and race. We believe that our Board's diversity enhances the Company's ability to achieve the Company's objectives.

        All of our Director nominees are seasoned leaders that bring to the Board an array of private company, public company, non-profit, social responsibility and other business experience.

        Set forth below you will find certain information for each of the Directors, including the nominees that we believe evidence her or his qualifications to sit on the Board.

Nominees for Election as Class I Directors for a Term Ending 2018

Brian P. Kelley joined Keurig as President, Chief Executive Officer and Director in December 2012. From 2011 until November 2012, Mr. Kelley served as Chief Product Supply Officer, Coca Cola Refreshments. From 2010 to 2011 Mr. Kelley served as President of Coca-Cola's North America Business Integration, and from 2007 until 2010 Coca-Cola's President and General Manager, Still Beverages and Supply Chain North America. Mr. Kelley originally joined Coca-Cola in 2007. Mr. Kelley's qualifications to serve on the Board include his extensive consumer product and category knowledge and experience, including specifically in the consumer beverage industry, as well as his considerable operational and management experience, strong leadership skills and a personal approach to business that aligns with Keurig's culture.

José Octavio Reyes Lagunes is the former Vice Chairman of The Coca-Cola Export Corporation, a position he held from 2012 until his retirement in April 2014. In that role he was responsible for mentoring system leaders around the globe and leading efforts to implement key initiatives of The Coca-Cola Company's 2020 Vision. From 2002 until 2012 Mr. Reyes served as President of the Latin America Group of The Coca-Cola Company. Mr. Reyes began his career with The Coca-Cola Company in 1980. He currently serves on the Boards of Directors of MasterCard Incorporated, Coca-Cola Hellenic Bottling Co., Comex Paints and the Papalote Children's Museum in Mexico City. Mr. Reyes' qualifications to serve on the Board include his extensive knowledge of the consumer beverage industry which he gained from his over 30 years' experience with The Coca-Cola Company in various roles, his prior leadership experience, his global perspective and experience and his experience serving on other public company boards.

Robert A. Steele is the former Vice Chairman, Healthcare Strategy for The Procter & Gamble Company. In his 35 years at Procter & Gamble he held several leadership positions including Vice Chairman, Global Health and Well-Being, with responsibility for oral care, feminine care, personal health care, pet care and snack brands; Group President, Household Care; Group President, North America; President, North America; and Vice President, North American Market Development Organization. He began his career in sales before moving to brand management. Mr. Steele currently serves on the Board of Directors of Berry Plastics Group, Inc., and is an Adviser to CVC Capital Partners Ltd. He previously served on the Board of Directors of the Kellogg Company and Beam, Inc. Mr. Steele's qualifications to serve on the Board include his substantial leadership experience with one of the largest global consumer products companies, his understanding of and experience in the branded consumer products industry and brand marketing, his experience in accounting and financial matters and his experience serving on other public company boards in the global food industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF EACH OF THE THREE NOMINEES FOR ELECTION TO
THE BOARD AS CLASS I DIRECTORS.

Directors Continuing in Office

Class II Directors—Term Ending 2016

Barbara D. Carlini served as the Senior Vice President and Chief Information Officer of Dean Holding Company, the nation's largest dairy company, from June 2009 until September 2013. Prior to that, Ms. Carlini served as Chief Information Officer of Motorola's Mobile Devices Division from May 2006 to January 2008. From November 2001 through March 2006, Ms. Carlini was the Chief Information Officer of Diageo, NA (formerly Guinness North America). Ms. Carlini's qualifications to serve on the Board include her diverse consumer products background, her substantial expertise in information technology and systems, her passion for corporate social responsibility and her overall organizational and leadership skills.

Hinda Miller has served as the President of Deforest Concepts, a consulting firm specializing in executive coaching, leadership and entrepreneurship for women since 1998. Ms. Miller also currently chairs an Advisory board for the newly established Sustainable Entrepreneurship MBA program at the University of Vermont. Ms. Miller previously served as a Vermont State Senator from 2003 to 2012. From 1977 to 1996, Ms. Miller was co-founder of Jogbra Inc., an athletic apparel company, and then President of Champion Jogbra, a division of Sara Lee Corporation (which acquired Jogbra Inc.). Ms. Miller's qualifications to serve on the Board include her experience gained in establishing and operating her own company, her overall leadership skills as a legislator supporting economic development and entrepreneurship, her extensive knowledge of the Company's business, as well as her comprehensive understanding of, and passion for, corporate social responsibility.

Susan Saltzbart Kilsby recently retired from Credit Suisse Group AG, following her more than 30 year career as an investment banker providing advisory services to global corporations. Ms. Kilsby is currently Chairman of Shire plc, and a non-executive director of BBA Aviation plc and Coca-Cola HBC AG. She is a member of the Committee of 200, where she was previously international chair, and was a founding Member of the Competitor Diversity Forum. She is a Visiting Fellow of the Cass Business School and is Chairman of the M+A Research Centre at Cass. From 2010-2014 Ms. Kilsby also served on the Advisory Board of the Yale School of Management and is currently a Member of the Business Leadership Council of Wellesley College. She previously served on the Board of Directors of L'Occitane S.A. Ms. Kilsby's qualifications to serve on the Board include her high level of financial literacy and extensive experience over more than 30 years at a leading investment bank, her prior leadership experience, her global perspective and experience, her experience focusing on the consumer sector and her experience serving on other boards, including in the consumer beverage industry.

Norman H. Wesley is the former Chief Executive Officer and Chairman of Fortune Brands, Inc. Mr. Wesley joined Fortune Brands, Inc. in 1984. For more than ten years he led the office products unit, which Fortune Brands spun off to stockholders in 2005 before becoming the Chief Executive Officer of the home and hardware business of Fortune Brands, Inc. in 1997. He then became President and Chief Operating Officer of Fortune Brands in January 1999, and Chairman and Chief Executive Officer of Fortune Brands in December 1999. He served as Chief Executive Officer through December 2007, and remained Chairman until retiring in September 2008. Mr. Wesley began his career at Crown Zellerbach Corporation, where over a ten-year period he held various management positions, including Vice President and General Manager of the Office Products Group, before joining Fortune Brands. Mr. Wesley currently serves on the boards of Acuity Brands, Inc. and Fortune Brands Home & Security, Inc. Mr. Wesley previously served on the board of ACCO Brands Corporation. Mr. Wesley's qualifications to serve on the Board include his experience as President, Chief Executive Officer and Chairman of Fortune Brands, a public consumer products company, his prior leadership experience, and his experience serving on other public company boards.

Class III Directors—Term Ending 2017

John D. Hayes has served as Executive Vice President of American Express since May 1995 and Chief Marketing Officer of American Express since August 2003. Prior to joining American Express, Mr. Hayes spent almost 20 years in the brand and advertising industry. He was President of Lowe & Partners and worked with clients including The Coca-Cola Company. He also has held senior positions at Geer DuBois Inc., Ammirati & Puris and Saatchi & Saatchi Compton. In addition, he has led the development of product position and global campaigns for Citibank, Aetna, Procter & Gamble, Prudential Insurance, RJR Nabisco, Mercedes-Benz and Reebok. Mr. Hayes is currently a member of the Board of Trustees of Save the Children and Board of Regents Seton Hall University. He was a previous Board Member of Yahoo! Inc., Fairfield Communities Inc., the Association of National Advertisers and The Tiger Woods Foundation. Mr. Hayes' qualifications to serve on the Board include his extensive senior leadership and marketing experience over more than 20 years, his experience with numerous global consumer companies, particularly focusing on customer and brand engagement, and his experience serving on another public company board.

A.D. David Mackay served as the Chief Executive Officer of Kellogg Company from December 31, 2006 through January 1, 2011 and as its President from August 2003 until retiring in January 2011. Prior to that experience, he served as the Chief Operating Officer of Kellogg from 2003 to 2006. He joined Kellogg Australia as Group Product Manager in 1985, serving in several positions with Kellogg USA, Kellogg Australia and Kellogg New Zealand before leaving Kellogg in 1992. He rejoined Kellogg Australia in 1998 as Managing Director and was appointed Managing Director of Kellogg United Kingdom and Republic of Ireland later in 1998. He was named Senior Vice President and President, Kellogg USA in July 2000, Executive Vice President in November 2000, and President and Chief Operating Officer in September 2003. Mr. Mackay currently serves on the Board of Directors of Fortune Brands Home & Security, Inc., and Woolworths Ltd. He previously served as a Director of Kellogg Company, Fortune Brands, Inc. and Beam, Inc. Mr. Mackay's qualifications to serve on the Board, in addition to his rich consumer product background and experience as a Chief Executive Officer, includes his significant international experience, derived from his roles at Kellogg Australia, United Kingdom and Republic of Ireland, as well as his role as Managing Director of Sara Lee Bakery in Australia.

Michael J. Mardy has served as the Executive Vice President and Chief Financial Officer of Tumi Holdings, Inc., a retailer of prestige luggage and business accessories, since July 2003 and a Director since November 2011. Mr. Mardy previously served as a Director of ModusLink Global Solutions, Inc. (formerly CMGI, Inc.), a supply chain technology company, where he also served as the Chairman of its Audit Committee and a member of its Nominating and Corporate Governance Committee. Mr. Mardy also currently serves on the boards of the Eden Institute for Autism and the Institute of Medicine and Public Health of New Jersey. Mr. Mardy's qualifications to serve on the Board include his extensive financial and accounting expertise (including his membership in the American Institute of Certified Public Accountants and the Financial Executive Institute) and leadership, the experience he has gained through service on the board of other public companies, his consumer products experience in prior management positions and his overall leadership skills as a senior executive.

David E. Moran has been President of Marketing Driven Solutions, a marketing consulting firm focused on driving growth through innovation and brand building, since June 2005. Mr. Moran was Chief Executive Officer of Fusion5, a management consulting company, from July 1999 to June 2005. Mr. Moran's qualifications to serve on the Board include his experience serving as a President and Chief Executive Officer, his extensive understanding of the Company's business (including having spent four years at Maxwell House Coffee) and operations, and his wide-ranging and comprehensive expertise in brand building, marketing strategy and overall leadership skills as a senior executive.

        Below you will find a tabular summary of the entire Board, their age as of September 27, 2014, the year they were each elected and the year in which their term ends.

Class	Name	Age	Year Elected		Term Ending

Class I
	Brian P. Kelley	53	2012		2018	(1)
	Jules A. del Vecchio	71	1993		2015	(2)
	José Octavio Reyes Lagunes	62	2014	(3)	2018	(1)
	Robert A. Steele	59	2013		2018	(1)
Class II
	Barbara D. Carlini	54	2002		2016
	Susan S. Kilsby	56	2013		2016
	Hinda Miller	64	1999		2016
	Norman H. Wesley	64	2012		2016
Class III
	John D. Hayes	60	2013		2017
	A.D. David Mackay	59	2012		2017
	Michael J. Mardy	65	2007		2017
	David E. Moran	60	1995		2017

(1)
If elected at the 2015 Annual Meeting.

(2)
This Director has notified the Company of his intent to retire as of, and his decision not to seek election at, the 2015 Annual Meeting.

(3)
Effective August 25, 2014. This Director is to stand for election at the 2015 Annual Meeting.

DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTORS' COMPENSATION IN FISCAL 2014

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (d)	Total ($) (e)

Barbara D. Carlini	101,500	115,010	543	217,053
Jules A. del Vecchio	100,500	115,010	543	216,053
John D. Hayes	94,500	115,010	543	210,053
Susan S. Kilsby	99,500	115,010	543	215,053
José Octavio Reyes Lagunes(2)	10,892	62,269	—	73,161
A.D. David Mackay	107,000	115,010	543	222,553
Michael J. Mardy	120,000	115,010	543	235,553
Hinda Miller	102,000	115,010	543	217,553
Dave E. Moran	94,500	115,010	543	210,053
Robert A. Steele	101,500	115,010	543	217,053
Norman H. Wesley	227,000	115,010	543	342,553

(1)
Brian P. Kelley is a Company employee and therefore receives no compensation for his services as a Director. The compensation paid to Mr. Kelley is shown under "Executive Compensation" in the table entitled "Summary Compensation Table—2014, 2013 and 2012" and the related explanatory tables. Mr. del Vecchio is not standing for election at the 2015 Annual Meeting.

(2)
José Octavio Reyes Lagunes became a Director on August 25, 2014. In connection with his appointment, Mr. Reyes received a prorated annual equity award in the form of 464 fully vested restricted stock units, valued at $62,269; he also became eligible to receive a pro rata portion of the $90,000 annual cash retainer and fees for Board and committee meetings attended as described below.

Fees Earned or Paid in Cash (Column (b))

        The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees paid to each non-employee Director in fiscal 2014, whether or not such fees were deferred. Ms. Miller deferred $23,500 of her fiscal 2014 cash compensation into 313 phantom stock units (which are included in the phantom stock units column in the table set forth below), and Ms. Carlini deferred $24,750 of her fiscal 2014 cash compensation into 334 phantom stock units (which are included in the phantom stock units column in the table set forth below). Phantom stock units are credited to each Director's account under the 2002 Deferred Compensation Plan on the last day of each calendar month, with the number of phantom stock units determined by dividing the amount of cash fees deferred in such month by the closing price of the Company's stock on the last day of such calendar month.

Stock Awards (Column (c))

        The amounts reported in the Stock Awards column reflect the grant date fair value of stock awards granted to each non-employee Director in fiscal 2014, calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), whether or not such awards were deferred. The grant date fair value for restricted stock units is measured based on the closing fair market value of the Company's common stock on the date of grant. The value of dividends paid on the stock underlying the stock awards reflected in this column is reported in the All Other Compensation column and not in the Stock Awards column.

        Each non-employee Director, other than Mr. Reyes, received a grant of 1,085 restricted stock units on March 7, 2014. The grant date fair value of these restricted stock units, as determined under FASB ASC Topic 718, was $106.00 per share for an aggregate grant date fair value of $115,010 per grant. On August 25, 2014, Mr. Reyes received a grant of 464 restricted stock units. The grant date fair value of the restricted stock units granted to Mr. Reyes, as determined under FASB ASC Topic 718, was $134.20 per share for an aggregate grant date fair value of $62,269. In each case, the restricted stock units granted to our non-employee Directors fully vested as of the date of grant. Mr. Wesley deferred his grant of 1,085 restricted stock units into 1,085 phantom stock units under the 2002 Deferred Compensation Plan.

        The following table shows the number of shares subject to outstanding and unexercised option awards, the number of shares subject to unvested restricted stock units, and the number of phantom stock units held by each of the non-employee Directors as of September 27, 2014.

Name	Unvested Restricted Stock Unit Awards (#)	Option Awards (#)	Phantom Stock Units (#)(1)
Barbara D. Carlini	167	165,357	30,805
Jules A. del Vecchio	167	64,357	—
John D. Hayes	—	633	—
Susan S. Kilsby	—	633	—
José Octavio Reyes Lagunes	—	—	—
A.D. David Mackay	—	1,654	—
Michael J. Mardy	167	33,957	—
Hinda Miller	167	1,684	28,794
Dave E. Moran	167	64,857	—
Robert A. Steele	—	637	—
Norman H. Wesley	330	5,237	1,990

(1)
Includes 214 phantom stock units credited to Ms. Carlini's balance in fiscal 2014 as the equivalent value of cash dividends that would have otherwise been paid on the stock underlying the phantom stock units credited to Ms. Carlini as of each record date; includes 201 phantom stock units credited to Ms. Miller's balance in fiscal 2014 as the equivalent value of cash dividends that would have otherwise been paid on the stock underlying the phantom stock units credited to Ms. Miller as of each record date; includes 11 phantom stock units credited to Mr. Wesley's balance in fiscal 2014 as the equivalent value of cash dividends that would have otherwise been paid on the stock underlying the phantom stock units credited to Mr. Wesley as of each record date.

All Other Compensation (Column (d))

        The amounts reported in the All Other Compensation column reflect the value of dividends paid on the stock underlying the stock awards included in the Stock Awards column, as such dividends were not factored into the grant date fair value reported for the stock award. All Other Compensation for all non-employee Directors other than Mr. Reyes consists of a cash dividend of $0.25 per share (which the director could elect to reinvest pursuant to the Company's dividend reinvestment plan) paid on each of May 2, 2014, and August 1, 2014, on all 1,085 restricted stock units granted on March 7, 2014. During fiscal 2014, Mr. Reyes did not receive a cash dividend on any of the restricted stock units underlying his stock award.

Director Compensation for Fiscal 2014

        Directors who are also employees of the Company do not receive additional compensation for serving as Directors. The Company's policy is to pay Directors who are not employees, unless otherwise determined, a retainer, a per meeting fee and to reimburse them for ordinary and necessary travel expenses incurred in connection with attendance at each Board meeting. Committee Chairs and the Chairman of the Board receive additional cash retainers in addition to their annual retainer. The Director's compensation program for fiscal 2014 is set forth below.

Annual Cash Retainer (all non-employee Directors)	Director = $90,000 (as of April 1, 2014; prior to April 1, 2014, $75,000)
Annual Cash Retainer in addition to above referenced annual retainer (Chairman of the Board; Committee Chairs)	Chairman = $150,000 (as of April 1, 2014; prior to April 1, 2014, $100,000) Committee Chair:

•

Audit and Finance = $20,000 (as of April 1, 2014; prior to April 1, 2014, $15,000)

•

Compensation and Org. Dev.= $15,000 (as of April 1, 2014; prior to April 1, 2014, $10,000)

•

Governance and Nominating = $10,000 (as of April 1, 2014; prior to April 1, 2014, $7,000)

•

Sustainability = $10,000 (as of April 1, 2014; prior to April 1, 2014, $7,000)

Annual Equity Grant	Total Value = $115,000 (comprised entirely of restricted stock units which fully vested on the date of grant)
Per Meeting Fee	$2,000 per regularly scheduled meeting $1,000 per special meeting
Other Provisions:
Deferred Compensation	Each Director may defer up to 100% of cash or equity retainers and/or meeting fees in the form of cash or phantom stock units.
Company Products	To help expand the Directors' knowledge of the Company's products, the Company provides its products to Directors at the same free or reduced prices as are made available to the Company's employees.
Travel Expenses	Directors who are not employees are reimbursed for ordinary and necessary travel expenses incurred in connection with attendance at each Board meeting.

Director Equity Ownership Guidelines

        In September 2013, the Committee reviewed our equity ownership guidelines as compared to those of the peer group companies. A majority of the peer group companies set equity ownership guidelines based on a multiple of cash retainer similar to ours. Based upon its review, the Committee increased the equity ownership guidelines from three times the annual cash retainer to five times the annual cash retainer (which is currently $90,000). Any new Director is given five years from the beginning of his or her term to meet the guidelines. In addition, a Director's equity awards are subject to a holding period that is equal to the earlier of two years, and when these ownership guidelines are met. If a Director is subject to this holding period, stock options may be exercised, but any net shares would be retained subject to these holding periods. Currently, all Directors either satisfy the equity ownership guidelines or are still within the grace period.

Hedging, Short Sale and Pledging Policy

        The Company's insider trading policy prohibits persons covered by the policy, which includes Directors, executive officers and employees, from entering into any hedging or similar transaction, and prohibits the entry into a new margin account, pledge or similar transaction after January 1, 2012, involving the Company's securities. No Director or executive officer currently has a margin account or pledge involving Company stock.

PROPOSAL II—ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

        The Company seeks your approval, on an advisory basis, of the compensation of the Company's Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 27.

        Our compensation plans are designed with the following compensation philosophy—to support the achievement of the Company's business strategies to be a leader in the beverage and brewer businesses, and to motivate, attract, develop and retain highly talented individuals to execute our business strategies. The Compensation Committee believes the Company's executive compensation program reflects a strong pay-for-performance philosophy and is aligned with our stockholders' long-term interests.

        In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis section beginning on page 27 for a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs, and the factors considered in making those decisions.

        Stockholders are being asked to vote on the following resolution:

    "RESOLVED: That the stockholders of Keurig Green Mountain, Inc. approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as described in the Company's 2015 Annual Meeting proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative."

        This advisory proposal, commonly referred to as a "say-on-pay" proposal, is not binding on the Board. Although the voting results are not binding, the Compensation Committee and the Board will review the results carefully and take the results into consideration when evaluating our executive compensation program. Unless the Board modifies its policy on the frequency of future "say-on-pay" advisory votes, the next "say-on-pay" advisory vote will be held at the 2016 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers for fiscal 2014 (our "Named Executive Officers"), who were:

Name	Title
Brian P. Kelley	President and Chief Executive Officer
Michael J. Degnan	Chief Legal Officer, Corporate General Counsel and Corporate Secretary
Robert P. Ostryniec	Chief Product Supply Officer
Frances G. Rathke	Chief Financial Officer and Treasurer
John Whoriskey(1)	President—U.S. Sales and Marketing

(1)
Mr. Whoriskey was promoted to President—U.S. Sales and Marketing effective December 5, 2013. Mr. Whoriskey held the position of President—U.S. Sales from May 2013 until his promotion in December 2013.

Executive Summary

        Our compensation plans are designed with the following compensation philosophy—to support the achievement of the Company's business strategies to be a leader in the beverage and brewer businesses, and to motivate, attract, develop and retain highly talented individuals to execute our business strategies. The Compensation Committee believes the Company's executive compensation program reflects a strong pay-for-performance philosophy and is aligned with our stockholders' long-term interests.

        In this section, we highlight our fiscal 2014 financial results and business highlights, and the key actions taken by the Compensation & Organizational Development Committee of the Board (referred to in this Compensation Discussion and Analysis as the "Committee") to further align the interests of our Named Executive Officers with those of our stockholders.

        As the Company continues to grow and expand, and its business strategy evolves, the Committee will continue to evaluate its executive pay programs and practices (including the appropriate mix and type of equity vehicles), to ensure alignment with strategy.

Select Business Highlights for Fiscal 2014

        In fiscal 2014, we had high expectations for growth and the Company delivered strong operating performance as measured by increased net sales, cash flow and earnings per share. In fiscal 2014 the Company also drove significant stockholder value, returning over $1.2 billion to stockholders through cash dividends and stock repurchases, and providing a total stockholder return of 75.5%. The Company also made good commercial progress.

        Key business highlights of the Company in fiscal 2014 include:

Financial Results

  •
  Revenue of $4.7 billion increased 8% from fiscal 2013

  •
  Company diluted earnings per share was $3.74 per share in fiscal 2014, as compared to $3.16 per share in fiscal 2013

  •
  Gross margin increased 140 basis points in fiscal 2014 to 38.6% from 37.2% in fiscal 2013

  •
  Free cash flow of $381.6 million in fiscal 2014

        These financial results were strong in absolute terms and favorable when compared with our peer companies. Since our non-GAAP operating profit was only slightly below our maximum goal and exceeded our target goal, and our net sales and free cash flow were above our target goals, annual incentive bonuses were paid to our Named Executive Officers for fiscal 2014, as described more fully below.

Stockholder Value Creation

  •
  Total stockholder return in fiscal 2014 of 75.5% (total stockholder return is calculated as the net price change in our common stock from the closing market price on the last business day of fiscal 2013 to the closing market price on the last trading day of fiscal 2014, including reinvestment of dividends)

  •
  Paid cash dividends of approximately $118.4 million

  •
  Returned approximately $1.1 billion to stockholders through the repurchase of 8,138,592 shares of common stock

Commercial Performance

        In fiscal 2014, we continued to expand consumer choice in the Keurig® Brewing system by entering into or extending a number of business relationships across multiple channels and geographies for use with Keurig® brewers. Expanded or new brand partnerships announced in fiscal year 2014 included Krispy Kreme®, Lavazza, Laura Second®, Peet's Coffee & Tea, Folgers®, Folgers Gourmet Selections®, Café Bustelo®, Millstone®, Seattle's Best Coffee®, Nestle® Coffee-mate®, Maxwell House®, Gevalia®, Yuban®, McCafé® and Honest Tea®. In addition, we also signed agreements to produce store brands for stores including BJ's Wholesale Club, Harris Teeter, Target and W.B. Mason. These are in addition to our existing relationship to produce Costco Wholesale Corporation's Kirkland Signature™ brand.

        During fiscal 2014, we announced the first significant partnership related to the Keurig Cold™ beverage system: a 10-year agreement to collaborate on the development and introduction of The Coca-Cola Company® global brand portfolio for use in the Keurig Cold™ beverage system. Under the global strategic agreement, Keurig and The Coca-Cola Company will cooperate to bring the Keurig Cold™ beverage system to consumers around the world. We believe that having The Coca Cola Company as our strategic partner and collaborator will amplify and accelerate changing the way consumers create and enjoy beverages at home. We are working closely with The Coca-Cola Company to develop and perfect some of their brands for our Keurig Cold™ system, as well as developing a variety of our own new brands to be launched in the Keurig Cold™ beverage system and working with other potential Keurig Cold™ beverage system partners.

Fiscal 2014 Performance and Impact on Compensation

Annual Incentive Compensation

        We began fiscal 2014 with high expectations for growth. Actual financial results were strong in absolute terms and favorable when compared with our peer companies. Consistent with prior years, we set challenging growth goals relating to net sales, operating profits and cash flow under our annual incentive compensation program for our Named Executive Officers. The Company pays its annual incentive cash bonus based on results of three separate performance goals: net sales, non-GAAP operating profit and free cash flow. In fiscal 2014 our non-GAAP operating profit was only slightly below our maximum goal and exceeded our target goal, and our net sales and free cash flow were above our target goals. As a result, consistent with our pay-for-performance philosophy, fiscal 2014 annual incentive cash bonuses were paid to our Named Executive Officers at an annualized payout of 163.0% of target.

Equity-Based Compensation

        In fiscal 2014, as in the prior fiscal year, the Committee continued its equity-based compensation strategy for its executive officers of granting a mix of performance stock units, restricted stock units and stock options. For a more detailed discussion of how the mix was determined, see the section entitled "Mix of Equity-Based Compensation" below.

        With respect to performance stock units, the value in such awards is tied to growth in compounded annual non-GAAP earnings per share over a measurement period. For the fiscal 2014 grant, as in fiscal 2013, the Committee chose a two-year performance, or measurement, period. At the conclusion of the two-year performance period, performance stock units are earned if the pre-established non-GAAP earnings per share targets are met. For performance stock units granted in fiscal 2014, 0% of the performance stock units will be earned if the threshold level of performance is achieved but not exceeded; 100% of the performance stock units will be earned if the target level of performance is achieved; and 200% of the performance stock units will be earned if the maximum level of performance is achieved (with actual results linear between the threshold, target, and maximum performance levels). The Committee includes performance stock units in the mix of equity-based compensation to tie the achievement of internal performance goals with an individual's compensation, and align the Company's equity mix with those of our peer group.

        As demonstration of our pay for performance alignment, the performance stock units granted to our Named Executive Officers in fiscal 2013 achieved the maximum level of earnout at 120% of target based on 2014 non-GAAP EPS of $3.93, which represents a two-year compounded annual growth rate of 30% vs. our target goal of 15% and maximum performance standard of 17%.

        With respect to stock option awards, no value is created for the executive unless the price of the Company's stock increases between the date of grant and the date on which the executive exercises the option. Options granted to executive officers in December 2013 at an exercise price of $71.30 were in-the-money at fiscal year-end 2014.

Mix of Equity-Based Compensation

        When determining the appropriate mix of vehicles for the fiscal 2014 long-term equity incentive grants, the Committee considered a number of factors, including:

  •
  Competitive practices among our peer group;

  •
  Desire to provide a link between executive compensation and stockholder interests;

  •
  Rewarding for performance against internal strategic and financial goals;

  •
  Incentivizing retention and continued innovation; and

  •
  The tax and accounting implications to the Company of various long-term incentive vehicles and practices.

        As a result of this evaluation, as it had in prior years, the Committee set a preliminary equity target mix for Named Executive Officers (other than the Chief Executive Officer) of 1/3 stock options, 1/3 restricted stock units and 1/3 performance stock units. For the Chief Executive Officer's December 2013 grant, the Committee set a preliminary equity target mix of 50% performance stock units, 25% restricted stock units, and 25% stock options.

        In determining the number of restricted stock units and performance stock units to grant, the target award values for each of the components was divided by the closing price of the Company's stock on the grant date. In determining the number of stock options to grant, a ratio of 3 options to 1 full value share was applied. The Committee determined that the 3:1 grant ratio was appropriate as it more closely aligned the Company's option valuation with the long-term industry norm for option valuation in the range of 20% - 30%.

        The result of applying the option to full value share ratio of 3:1 described above, is that the adjusted equity target mix for Named Executive Officers other than the Chief Executive Officer shifted to 27% performance stock units, 27% restricted stock units, and 46% stock options (from the preliminary equity target mix described above of 1/3, 1/3, 1/3), and the Chief Executive Officer's adjusted equity target mix shifted to 42% performance stock units, 21% restricted stock units and 37% stock options (from the preliminary equity target mix described above of 50% performance stock units, 25% restricted stock units and 25% stock options).

        Throughout this Compensation Discussion & Analysis, including the Summary Compensation Tables, except as otherwise indicated, the grant date fair value of the options reflect the actual Black-Scholes ratio, computed in accordance with FASB ASC Topic 718. A comparison of the preliminary equity targets and the actual grant valuations is provided in the section entitled "Long-term Equity Incentive Compensation" below.

Understanding the President and Chief Executive Officer's Pay

        Mr. Kelley's fiscal 2014 target total compensation was set at the end of fiscal 2013 based on a review of the peer group and the Published Survey Data, discussed in more detail below in this Compensation Discussion and Analysis.

        The Board set Mr. Kelley's annual base salary for fiscal 2014 at $990,000. Mr. Kelley had the opportunity to earn an annual performance-based incentive cash bonus with a target of 119% of his annual base salary. The actual value of Mr. Kelley's annual incentive bonus in fiscal 2014 was $1,923,400, or 194% of his annual base salary, based on the achievement of certain financial performance goals established by the Committee, as discussed above under "Fiscal 2014 Performance and Impact on Compensation—Annual Incentive Compensation." In fiscal 2014 the Committee set Mr. Kelley's preliminary equity target award value at 404% of his annual base salary, with the preliminary equity target mix described above of 50% performance stock units, 25% restricted stock units and 25% stock options. After applying the ratio of stock options to full value awards discussed above under "Mix of Equity-Based Compensation", the adjusted target equity grant was comprised of $999,983 of restricted stock units, $1,999,965 of performance stock units and $1,723,063 of stock options, which represented an adjusted equity target value of $4,723,011, or 477%, of Mr. Kelley's annual base salary.

        Fiscal 2014 was the first entire fiscal year in which Mr. Kelley was an employee of the Company, and represents a normalized level of his total compensation (as compared to fiscal 2013 which included

"new hire" and other one-time payments). For reference, included in the table below are Mr. Kelley's target and actual total compensation for fiscal 2014 and actual total compensation in fiscal 2013:

Total Compensation of Chief Executive Officer
	Fiscal 2014 Actual ($)		Fiscal 2014 Preliminary Target ($)		Fiscal 2013 Actual ($)
Base Salary	966,807		990,000		744,231	(1)
Annual Incentive	1,923,400	(2)	1,180,000		1,172,163	(3)
Long-Term Equity Incentive Grant
Value of Stock Options	1,723,063		1,000,000	(4)	2,800,454
Value of Restricted Stock Units	999,983		1,000,000	(4)	699,977
Value of Performance Stock Units	1,999,965		2,000,000	(4)
"New Hire" Grants
Value of Restricted Stock Units	—		—		3,500,000
Value of Performance Stock Units	—		—		3,500,000
Sign-On Bonus	—		—		600,000
Relocation Payment	—		—		250,000
Travel Expenses; Legal Expenses	—		—		75,000

Total	$7,613,218	(6)	$6,170,000		$13,341,825	(5)

(1)
Pro-rated for Mr. Kelley's length of service in fiscal 2013.

(2)
Actual annual incentive bonus of 163.0% of target.

(3)
Actual annual incentive bonus of 157.5% of target, pro-rated for length of service in fiscal 2013.

(4)
Reflects the preliminary equity target mix of 25% stock options, 25% restricted stock units, and 50% performance stock units discussed above under "Mix of Equity Based Compensation".

(5)
Amount excludes perquisites related to personal use of the NetJet aircraft and 401(k) Company contributions.

(6)
Amount excludes 401(k) Company contributions.

Principles of Our Executive Compensation Program

        The Company's compensation philosophy is designed to provide the proper incentive, with the right balance of variable performance-based pay, to support the achievement of the Company's business strategies to be a leader in the beverage and brewer businesses, and to motivate, attract, develop and retain highly talented individuals to execute our business strategies.

        Below we summarize certain executive compensation practices—both the practices we have implemented to drive performance, and the practices we have not implemented because we do not believe these practices support our stockholders' long-term interests:

WHAT WE DO

•

Pay for Performance—we believe our executive compensation—both pay opportunities and pay actually realized—should be tied to Company performance. On average, in fiscal 2014 over 72% of the total target compensation opportunity for our Named Executive Officers is variable performance-based pay.

•

Provide Competitive Target Pay Opportunity—we annually benchmark our target and actual compensation levels and relative proportions of the types of compensation against our peer group. We use informed judgment in special cases in order to offer the compensation appropriate to motivate and attract highly talented individuals to enable our long-term growth.

•

Provide Fixed and Variable Compensation—we provide both fixed and variable compensation opportunities (heavily weighted towards variable compensation for our Named Executive Officers) that are designed to attract, retain and motivate top-performing executives, and align the realization of compensation opportunities with achieving relevant financial and strategic goals.

•

Provide Equity and Cash Incentives—we provide a combination of equity-based awards and cash incentives to focus executive officers on achieving performance results that drive both annual and long-term sustainable stockholder value.

•

Include Double-trigger Change-in-Control Provisions—we have double-trigger change-in-control provisions under our 2014 Omnibus Incentive Plan in the event of a change in control of the Company in which awards under the 2014 Omnibus Incentive Plan are assumed by the acquiror.

•

Include Caps on Payouts under Performance-based Plans—our annual and long-term performance-based awards contain maximum payout provisions that limit the amount that our executive officers can be paid.

• Utilize Independent Compensation Consultant—Pay Governance reports directly to the Compensation Committee and does not perform any services to the Company, management or executive officers.	• Mitigate Undue Risk-taking in Compensation Programs—our compensation programs for our executive officers contain numerous features that are designed to mitigate undue risk-taking by our executives.
• Require Equity Ownership—our executive officers, including our Named Executive Officers, are required to maintain or exceed specific levels of the Company equity ownership.

•

Clawbacks—equity awards under our 2014 Omnibus Plan are subject to clawback to the extent required to comply with applicable laws or regulations, and/or the Company's clawback policy as may be in effect.

WHAT WE DON'T DO
• No Repricing Stock Options—we do not reprice our stock options and would not do so without first receiving stockholder approval.	• No Excise Tax Gross-Ups—we do not provide excise tax gross-ups to our executive officers in the event of a change-in-control.
• No Dividend Equivalents—we do not provide dividend equivalents on unvested equity awards.	• No Significant Perquisites—we do not provide our employees, including Named Executive Officers, with significant perquisites.
• No Purchase on Margin or Hedging—we prohibit our executive officers from engaging in margin, hedging or other similar transactions in the Company's securities.

Goals and Objectives of Our Executive Compensation Program

        The Committee, along with management, has crafted the Company's executive compensation program based on the following goals:

  •
  Tie to stockholder value—the financial performance goals should be drivers of stockholder value over both the short-term and long-term. The annual performance goals have been net sales growth, operating profit and, beginning in fiscal 2013, free cash flow. The performance stock units' vesting is tied to multi-year earnings per share, as described in more detail below.

  •
  Be performance-based—a substantial portion of each executive's total compensation opportunity should be variable performance-based pay dependent on the achievement of financial performance goals.

  •
  Provide competitive pay opportunities—for target performance, use a competitive analysis approach both as to the amount and type of compensation we offer in order to motivate, attract and retain our executive talent (as described in more detail below under "How We Determined Executive Compensation for Fiscal 2014—2014 Competitive Positioning").

        Our executive compensation program is designed to support these goals by using the following principles:

Pay for Performance

        The Committee strongly believes that executive compensation—both pay opportunities and pay actually realized—should be tied to Company performance. On average, over 72% of the total target compensation opportunity for our Named Executive Officers is variable performance-based pay. In fiscal 2014, of the total grant-date value provided in the form of long-term equity incentive awards to our Chief Executive Officer, 37% was in the form of stock options, 21% in restricted stock units and 42% in performance stock units. In fiscal 2014, of the total grant-date value provided in the form of long-term equity incentive awards to our Named Executive Officers other than the Chief Executive Officer, 46% was in the form of stock options, 27% in restricted stock units, and 27% in performance stock units.

        With respect to stock option awards, no value is created for the executive unless the price of the Company's stock increases between the date of grant and the date on which the executive exercises the option. With respect to performance stock units, the value in such awards is tied to growth in compounded annual non-GAAP earnings per share over a two-year performance period. The performance stock units will be earned if the Company achieves these pre-established non-GAAP earnings per share targets over the two-year performance period, with 0% of the performance stock units earned if the threshold level of performance is achieved; 100% of the performance stock units earned if the target level of performance is achieved; and 200% of the performance stock units earned if the maximum level of performance is achieved. To the extent earned, 50% of the earned award vests following the end of the two-year performance period, and the remaining 50% of any earned award will vest the following year (the third year from grant). The Committee believes that target performance against the compounded annual non-GAAP earnings per share goals over the two-year performance period is attainable, yet provides appropriate incentives for the Named Executive Officers to meaningfully grow earnings per share.

        The chart below* shows base salary and annual and long-term incentive compensation as a percentage of total compensation opportunity (using actual awards for fiscal 2014 but excluding, in the case of Mr. Degnan, the entire value of the special retention grant of restricted stock units he received in August 2014 and which is described elsewhere) for our Chief Executive Officer and other Named Executive Officers. The chart also compares the compensation of our Named Executives Officers with our peer group, which consists of a number of consumer products companies known for their industry leadership and brand recognition, many of which have similar revenue and market capitalization to the Company (described in more detail below). The types and relative proportions of compensation are aligned with the types and relative proportions of compensation paid by companies in the peer group.

*
Bars do not sum to 100.0% due to rounding

Providing Competitive Target Pay Opportunity

        We annually benchmark our target and actual compensation levels and relative proportions of the types of compensation against our peer group. In addition, we supplement this information with published industry survey data of comparably-sized companies in the consumer products industry taken from the Towers Watson CDB General Industry Executive Compensation Survey (the "Published Survey Data"). For fiscal 2014, to identify comparably-sized companies we used data representative of companies with $5.0 billion in revenue in our industry to compare to our projected fiscal 2014 revenue. We use the Published Survey Data to ensure that our executive compensation opportunities are competitive with the companies against which we compete for talent, as described in more detail below. At the end of the fiscal year, the Committee analyzed company and individual performance against incentive goals to determine the actual amounts that were paid. More information about the peer group and the methodology for the relative size-adjusted levels can be found below under "How We Determined Executive Compensation for Fiscal 2014—Composition and Purpose of the Peer Group" and "How We Determined Executive Compensation for Fiscal 2014—2014 Competitive Positioning". In addition the Committee, in consultation with the Chief Executive Officer, uses informed judgment in special cases in order to offer the compensation appropriate to attract highly talented executives to enable our long-term growth.

Providing Fixed and Variable Compensation

        We provide both fixed and variable compensation opportunities (heavily weighted towards variable compensation for our Named Executive Officers) that are designed to attract, retain and motivate top-performing executives, as well as appropriately align the realization of compensation opportunities with achieving relevant financial and strategic goals.

Providing Equity and Cash Incentives

        We provide a combination of equity-based awards and cash incentives to focus executive officers on achieving performance results that drive both annual and long-term sustainable stockholder value.

Requiring Equity Ownership

        Our executive officers, including our Named Executive Officers, are required to maintain or exceed specific levels of Company equity ownership in order to improve and maintain alignment of their interests with those of our stockholders. More information about equity ownership guidelines for executive officers can be found below under "Equity Ownership Guidelines for Our Named Executive Officers."

Overview of Our Executive Compensation Program for Fiscal 2014

        During fiscal 2014, the primary elements of compensation opportunities for each of our Named Executive Officers consisted of: base salary, a target annual incentive cash bonus, long-term equity-based incentive awards, and retirement and health and welfare benefits as applicable to employees in general.

        The Committee reviews and approves each element of compensation separately and, if necessary, makes adjustments to individual elements of compensation to achieve a total targeted compensation opportunity that is competitive with the labor market in which we compete for executive talent. In its deliberations, the Committee annually reviews for each Named Executive Officer the elements of compensation set forth below, the total estimated payments upon retirement (valued including acceleration of in-the-money equity awards), and the total estimated payments upon involuntary termination from the Company (valued including acceleration of in-the-money equity awards).

Term	Definition	Objective	Key Features
Annual Cash Compensation	Base Salary	Provide a competitive annual fixed level of cash compensation	• Generally represents approximately 14% to 35% of target total compensation opportunity of the Named Executive Officer
• Adjustments are based on individual performance, internal pay equity and pay relative to the peer group and Published Survey Data

	Target Annual Cash Incentive Compensation	Motivate and reward executive contributions in producing annual financial results	• Generally represents approximately 17% to 21% of target total compensation opportunity of the Named Executive Officer
• Annual incentive cash awards for fiscal 2014 were based on three financial metrics: net sales (weighted 20%), non-GAAP operating income (weighted 60%) and free cash flow (weighted 20%)

Term	Definition	Objective	Key Features
Long-term Equity Incentive Opportunity	Stock Options, Restricted Stock Units and Performance Stock Units(1)	Retain executive officers and align their interests with stockholders	• Generally represents approximately 44% to 69% of target total compensation opportunity of the Named Executive Officer
• Stock options are used because the value of the award ultimately is based on future stock price increases
• Restricted stock units are used in an effort to diversify the types of equity-based awards granted and encourage retention
• Performance stock units are used because the value of the award ultimately is tied to internal performance goals and future stock price

Retirement Benefit	401(k) Retirement Plan	Provide retirement income for employees	• The Company provides a match in the 401(k) plan of 50% on up to 6% of eligible compensation, capped at the Internal Revenue Service limits

•

Beginning in fiscal 2015 the Company will provide a match in the 401(k) plan, 100% on the first 1% of eligible compensation, and then 60% on up to the next 5% of eligible compensation, capped at the Internal Revenue Service limits

Non-Qualified Plan

•

Beginning in fiscal 2015, the Company will provide an annual deferred compensation benefit for vice presidents and above equal to 4% of the executive's eligible compensation that exceeds certain Internal Revenue Service limits applicable to the Company's 401(k) plan

Term	Definition	Objective	Key Features
Other Benefits	Health, welfare and other non-cash benefits	Provide health and welfare coverage for employees generally	• Executives generally do not participate in any separate programs not offered to employees generally
(1)
Mr. Kelley's December 2013 long-term equity incentive grant was comprised of a stock option award valued at 37% of the total award, restricted stock units valued at 21% of the total award and performance stock units valued at 42% of the total award. The other Named Executive Officers' December 2013 long-term equity incentive grants were comprised of stock option awards valued at 46% of their total awards, restricted stock units valued at 27% of their total awards and performance stock units valued at 27% of their total awards.

Compensation Program and Governance

        The following is a summary of our compensation governance highlights to provide a better understanding of the Committee's pay decisions relative to company performance in fiscal 2014. The framework of our executive compensation program includes the following governance features:

  •
  The Committee is comprised solely of independent Directors.

  •
  The Committee's independent compensation consultant, Pay Governance LLC ("Pay Governance"), is retained directly by the Committee and performs no consulting or other services for the Company or management.

  •
  The Committee's annual review and approval of our compensation strategy includes a review of compensation-related risk management. As more fully described below, the Committee does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

        The Company's compensation program and related governance features are complemented by several specific elements designed to align our executive compensation with long-term stockholder interests, including:

  •
  Equity ownership guidelines for our executive officers, as described below;

  •
  A maximum amount payable to executive officers under the annual performance-based incentive program; and

  •
  Prohibitions on executive officers engaging in margin, hedging or other similar transactions in the Company's securities.

Role of the Independent Compensation Consultant & Recommendations by the CEO

Independent Consultant

        Pursuant to its charter, the Committee has the sole authority to retain and terminate the services of any outside compensation consultants to the Committee. During fiscal 2014, the Committee retained Pay Governance to provide advice to the Committee on general program design and best practices as well as to assist the Committee in determining the relationship between the program components and the levels of compensation paid to our executive officers and Directors to the peer group companies identified below. During fiscal 2014, Pay Governance made recommendations to the Committee on the forms and mix of compensation. Pay Governance reports directly to the Committee and does not provide any other services to the Company, its management or executive officers. While Pay Governance performed a general competitive review, as requested by the Committee, Pay Governance did not determine the amount or types of compensation awarded or paid with respect to the Company's executive officers. Pay Governance has provided the Committee with appropriate assurances and confirmation of its independent status. After reviewing information provided by Pay Governance regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules, the Committee believes that Pay Governance has been independent throughout its service to the Committee and that no conflict of interest existed in connection with Pay Governance's services to the Committee during fiscal 2014.

        Published Survey Data was made available to Pay Governance for use along with their peer group proxy analysis. Towers Watson also provided services to the Company regarding general employee compensation and benefits consulting. Towers Watson did not provide any direct services to the Committee.

CEO Recommendations

        The compensation of every employee of the Company, including each Named Executive Officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees who have similar job responsibilities are paid equitably, with consideration given for individual performance. During fiscal 2014, Mr. Kelley provided recommendations to the Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs and adjustments, if any, to the value of long-term award grants for each Named Executive Officer (other than himself). These recommendations were based on the peer group data and the Published Survey Data reviewed by the Committee and Mr. Kelley's assessment of the executive's relative experience, overall performance and impact on the accomplishment of the Company's financial goals and strategic objectives during the prior year. While the Committee took Mr. Kelley's recommendations under advisement, it independently evaluated the pay recommendations for each executive and made all final compensation decisions in accordance with its formal responsibilities as defined in its charter. Decisions regarding the compensation of our Chief Executive Officer are made solely by the Committee in executive session, and then approved by the Board in executive session.

How We Determined Executive Compensation for Fiscal 2014

        As noted above, the Committee administers the compensation program for the Company's executive officers, including the Named Executive Officers. The Committee applies the executive compensation principles listed above to the compensation paid or awarded for each individual, and further applies appropriate discretion where appropriate to obtain highly talented individuals or to address performance and Company needs.

        The Company determined fiscal 2014 compensation opportunities as follows:

  •
  With respect to the executive officers, including the Named Executive Officers, Pay Governance compiled a total compensation study of a number of consumer products companies known for their industry leadership and brand recognition, many of which have similar revenue size and marketplace capitalization to the Company, as listed below ("peer group"), based on publicly available information.

  •
  Pay Governance also analyzed the Published Survey Data provided by management as well as the peer group study and compiled a report. This report was then presented to and discussed by the Committee in its September 2013 meeting.

  •
  Management reviewed and utilized the report by Pay Governance to develop competitive compensation ranges; these ranges were also presented to and discussed by the Committee in its September 2013 meeting.

  •
  At its December 2013 meeting, the Committee reviewed and approved the recommendations of Mr. Kelley regarding the total compensation opportunity for each Named Executive Officer other than himself for fiscal 2014, and the performance metrics under our annual incentive compensation program.

  •
  At its December 2013 meeting, the Chairperson of the Committee presented to and discussed the Committee's recommendation with the Board for the Chief Executive Officer's total compensation opportunity, which the full Board approved.

  •
  Following the conclusion of fiscal 2014, the Committee reviewed the performance of the Company, certified the achievement or non-achievement of incentive plan goals and performance stock units' metrics and determined amounts actually paid to the Named Executive Officers under the incentive plan and the fiscal 2013 performance stock units' earned.

Results of Prior "Say-on-Pay" Advisory Votes to Approve Executive Compensation

        The Committee considered the results of the advisory votes by stockholders on the "say-on-pay" proposal presented to stockholders at the March 7, 2013 Annual Meeting. As reported in the Company's Form 8-K, filed with the SEC on March 12, 2013, there was overwhelming support, 98%, by stockholders for the compensation program offered to the Company's Named Executive Officers. Accordingly, the Committee made no direct changes to the Company's executive compensation program as a result of the "say-on-pay" vote and for fiscal 2013, the Company's executive compensation program continued to focus on pay for performance, alignment of executive interests with those of the Company's stockholders and achieving the balance between offering annual and long-term incentives without creating excessive risks. After setting fiscal 2013 compensation for the Named Executive Officers in December 2013, the Committee received and reviewed the results of the most recent advisory vote by stockholders on the "say-on-pay" proposal presented at the March 6, 2014 Annual Meeting. Given the overwhelming support, again 98%, by stockholders, the Committee did not make any subsequent changes to the compensation program for Named Executive Officers for fiscal 2014.

Composition and Purpose of the Peer Group

        As one factor used when reviewing appropriate compensation levels for our Named Executive Officers, the Committee examines the compensation data of individuals in similar positions at the peer group companies. The positions at peer group companies are similar in breadth, complexity and scope of responsibility and these companies compete with us for executive talent. The compensation data with respect to the companies in the peer group are compiled and analyzed by Pay Governance on behalf of the Committee. This annual review is designed to assure that our compensation program and target compensation opportunities are consistent with marketplace practice, which allows us to maintain our ability to attract and retain the level of talent we need to drive long-term, sustainable stockholder value.

        When setting the fiscal 2014 target compensation, the peer group companies that the Committee examined consisted of:

Brown-Forman Corporation	The Campbell Soup Company	Coca-Cola Enterprises, Inc.
Dole Food Company*	Dr. Pepper Snapple Group	Flowers Foods, Inc.
Hasbro, Inc.	The Hershey Company	Jarden Corporation
Mattel, Inc.	McCormick & Co.	Mead Johnson & Company, LLC
Ralcorp Holdings Inc.*	The J. M. Smucker Company
*
No longer a standalone public company.

        In June 2014 the Committee evaluated the current peer group and potential new peers against the following criteria:

  •
  Generally represent the Company's labor market for executive and Director talent;

  •
  Reflect that the Company's products include food and beverages as well as housewares;

  •
  Revenue from $2 Billion to $10 Billion, with overall peer median generally in the range of 0.4x to 2x Keurig's then-projected 2014 revenue;

  •
  Market cap from $7 Billion to $40 Billion, with overall peer levels generally in the range of 0.4x to 2x of Keurig's then-current market cap, and a wide range chosen in light of the Company's historic stock price volatility; and

  •
  Representative of relevant consumer product industries.

        Following its review, the Committee removed Dole Food Company and Ralcorp Holdings Inc. from the peer group, as they are no longer standalone public companies, and added Constellation Brands, Molson Coors Brewing and Newell Rubbermaid to the peer group based on each company meeting the above criteria. The revised peer group will be used by the Committee when evaluating and setting target fiscal 2015 compensation for our Named Executive Officers and other executive officers.

2014 Competitive Positioning

        Our compensation philosophy is to set total compensation opportunities, including base salary, target annual incentives and long-term incentive grant levels, with reference to the Company's size compared to that of our peer companies. In fiscal 2013, when reviewing pay levels for fiscal 2014, the Committee evaluated the median data for our proxy peers, as our projected fiscal 2014 revenue approximated the median of our proxy peers. The Committee supplemented the peer group data with the Published Survey Data of companies with $5 billion in revenue in our industry to compare to the Company's projected fiscal 2014 revenue. The Committee believes that using both the median data for our peer group and the size-adjusted Published Survey Data provides a balanced approach to determining the appropriate level of total compensation to attract and retain highly talented employees.

        Based on this benchmarking, the total target compensation opportunity for each of our Named Executive Officers in fiscal 2014 was generally below the median of the peer group and the median of the Published Survey Data. As the Company continues to grow the Committee will continue to evaluate the appropriate level of the Company's total compensation opportunities against our peer group and market data, to continue to attract and retain the highly talented individuals necessary to enable our long-term growth.

Elements of Compensation of Our Named Executive Officers

        We have three elements of total direct compensation: base salary, annual incentive and long-term equity compensation. The vast majority of total direct compensation is performance-based and not guaranteed. We also provide various retirement and benefit programs. A discussion about the key elements of our compensation program follows.

        In fiscal 2014, 19% of total direct compensation for Named Executive Officers was comprised of base salary, 27% of total direct compensation for Named Executive Officers was comprised of the annual incentive and 54% of total direct compensation for Named Executive Officers was comprised of long-term equity compensation.

Base Salary

        We pay a fixed base salary designed to be a secure base of cash compensation and sufficient to attract and retain highly talented individuals. We develop a salary range for each executive position based on the data mentioned above. These ranges are used as guidelines in determining individual salaries.

        Base salaries for the Named Executive Officers are typically recommended by the Chief Executive Officer (other than for himself) and approved by the Committee after consideration of the above-referenced compensation marketplace data and performance factors.

        For fiscal 2014 we provided an increase (going into effect on January 1 of the year) to base salary to the following Named Executive Officers in the following amounts:

Name	Fiscal 2013 Base Salary	% Increase for Fiscal 2014	Fiscal 2014 Base Salary
Brian P. Kelley	$900,000	10.0%	$990,000
Frances G. Rathke	$468,000	3.6%	$485,000
Robert P. Ostryniec(1)	$550,000	0.0%	$550,000
John Whoriskey(2)	$350,000	21.4%	$425,000
Michael J. Degnan	$325,000	15.4%	$375,000
(1)
Mr. Ostryniec joined the company on August 26, 2013 and did not receive a base salary increase in fiscal year 2014.

(2)
Mr. Whoriskey was elected as an executive officer of the Company and promoted to the position of President, U.S. Sales & Marketing on December 5, 2013.

        The primary factors that were used in determining these base pay increases were (a) the roles and responsibilities of the executive, (b) the qualifications, skills and experience level of the executive, (c) the compensation paid for similar positions by companies in the peer group and Published Survey Data, (d) the compensation trends and conditions in the competitive landscape and (e) each executive's performance and role in the future success of our business.

Annual Incentive

        Our annual incentive is designed to drive the achievement of key business results on an annual basis. It is performance-based and not guaranteed. In fiscal 2014, each Named Executive Officer was entitled to receive an annual cash incentive opportunity under the Keurig Green Mountain, Inc. 2014 Omnibus Incentive Plan (the "2014 Plan"), under which we grant annual incentive awards. The amount of the annual incentive, if any, is based on the executive's individual target bonus opportunity and the extent to which the specified performance goals, measured independently, are achieved. In fiscal 2014 each Named Executive Officer's (other than the Chief Executive Officer) target bonus opportunity was expressed as a percent of base salary; our Chief Executive Officer's target bonus opportunity was expressed as a dollar value. These target bonus opportunities are established annually for the Named Executive Officer after reviewing data from the peer group and Published Survey Data, as well as the anticipated contributions such Named Executive Officer is expected to make to our Company. In setting these percentages or amounts, the Committee balances the benefits of the program against the risks that it will cause participants to take actions that might involve unnecessary or excessive risk to the Company, while consistent with the achievement of the specified key business goals. The Committee believes that the current balance is appropriate. The focus of these targets is to achieve sustainable, balanced growth in net sales, operating income and free cash flow year over year.

        Consistent with prior years, for fiscal 2014 the Committee selected challenging goals under the annual incentive plan of net sales, non-GAAP operating income (as defined in the GAAP to non-GAAP Reconciliation of Consolidated Statements of Operations table provided in Exhibit 99.1 on the Company's current report on Form 8-K filed November 19, 2014) and free cash flow. While these goals represented substantial increases from the prior year's actual results, they were, nonetheless, recommended by management in order to align executives' compensation with management's business objectives. The amounts below are in millions:

Metric	Threshold	Target	Maximum	2014 Results (Annualized)
Net Sales	2% Growth ($4,445M)	8% Growth ($4,707M)	14% Growth ($4,968M)	8.0% Growth ($4,707.7)

Non GAAP Operating Profit	5% Growth ($856M)	14% Growth ($930M)	23% Growth ($1,003M)	21.8% Growth ($993.4M)

Free Cash Flow	$150M	$300M	$450M	$381.6M

        In order for any payments to be made to Named Executive Officers under the annual incentive plan for fiscal 2014 for a given financial metric, the Company had to achieve at least the threshold performance. Payouts are interpolated for achievement of performance between the threshold, target and maximum goals. Since our non-GAAP operating profit was only slightly below our maximum goal and exceeded our target goal, and our net sales and free cash flow were above our target goals, annual incentive bonuses were paid to our Named Executive Officers for fiscal 2014 at 163.0% of target. The payout structure in effect for fiscal 2014 is shown in the table below:

Metric	% Allocation	Threshold	Target	Maximum	2014 Payout (Annualized)
Net Sales	20%	0%	100%	200%	100.4%

Non GAAP Operating Profit	60%	0%	100%	200%	186.8%

Free Cash Flow	20%	0%	100%	200%	154.4%

				Total	163.0%

        For fiscal 2014, the table below shows the target and maximum annual incentive opportunity and the actual annual cash incentive paid to the Named Executive Officers as a result of the Company's performance. As discussed above, we began fiscal 2014 with high expectations for growth and we had strong performance as measured by increased net sales, free cash flow and earnings per share.

Name	Base Salary for Fiscal 2014	Target % of Base Salary	Target Annual Incentive Opportunity	Maximum Annual Incentive Opportunity (200% of Target)	Actual Annual Incentive Payment for Fiscal 2014
Brian P. Kelley	$990,000	119.19%	$1,180,000	$2,360,000	$1,923,400
Frances G. Rathke	$485,000	70%	$339,500	$679,000	$553,385
Robert P. Ostryniec	$550,000	85%	$467,500	$935,000	$762,025
John Whoriskey	$425,000	60%	$255,000	$510,000	$415,650
Michael J. Degnan	$375,000	60%	$225,000	$450,000	$366,750

  Long-term Equity Incentive Compensation

        Long-term equity compensation opportunities are provided to our Named Executive Officers to provide a link between compensation and stockholder value and to be a valuable retention tool.

        The Named Executive Officers are not guaranteed a grant of an equity-based award in any given year. However, the Committee expects that the Named Executive Officers will typically receive annual grants of equity-based awards provided that the performance of each of the Named Executive Officers is in line with the Committee's expectations (with respect to the Chief Executive Officer's performance) and with both the Committee's and the Chief Executive Officer's expectations (with respect to the other Named Executive Officers' performance). In determining the overall level of equity-based compensation granted in a given year, the Chief Executive Officer provides recommendations for all Named Executive Officers other than himself, based on a review of the factors under the heading "Compensation Program Philosophy and Governance." These recommendations are then reviewed and discussed with the Committee, and if agreed, approved by the Committee. In determining the overall level of equity-based compensation granted in a given year for the Chief Executive Officer, the Committee provides its recommendation to the independent members of the Board, based on a review of those same factors. This recommendation is then reviewed and discussed with all independent members of the Board, and if agreed, approved by the Board in executive session.

        The Committee has discretion under the 2014 Plan to grant different types of equity-based awards. In fiscal 2014, the Committee granted all of the Named Executive Officers a combination of stock options, restricted stock units and performance stock units at their December 2013 meeting (with the Chief Executive Officer's grant approved by the full Board). Consistent with fiscal 2013, in fiscal 2014 the Committee determined that it would continue to include performance stock units in the mix of equity compensation for its executive officers to continue to align executive officers' incentives with the financial performance of the Company.

        For fiscal 2014, as discussed above under, "Mix of Equity-Based Compensation", the Committee determined that other than for the Chief Executive Officer, the Named Executive Officer's equity award would be delivered in a combination of 46% stock options, 27% restricted stock units and 27% performance stock units. For the Chief Executive Officer's equity award, the Committee determined that it would grant him 37% stock options, 21% restricted stock units and 42% performance stock units, to place even more of Mr. Kelley's compensation subject to the financial performance of the Company.

        To the extent earned based on performance, the performance stock units granted in fiscal 2014 will vest following the two-year measurement period which ends on September 26, 2015 as follows: 50% on the date the Compensation Committee certifies performance following the end of the measurement period (the "initial vesting date") and 50% on the one-year anniversary of the initial vesting date. As the measurement date of end of fiscal 2015 has not yet passed, we do not know whether or not the performance stock units granted in fiscal 2014 will be earned, or to what extent the awards will be realized. Based on the Company's multi-year earnings per share, the performance stock units granted to our Named Executive Officers in fiscal 2013 and whose measurement period ended on September 27, 2014 achieved the maximum level of earnout at 120% of target, with 50% of the earned units vesting as of November 20, 2014; the remaining 50% will vest on November 20, 2015.

        For fiscal 2014, stock options, restricted stock units and performance stock units were granted to the executive officers at the Committee meeting in December 2013. Stock options typically vest 25% per year over four years. Restricted stock units typically vest 25% per year over four years, but special grants of restricted stock units (such as for retention or in connection with hiring) may include a cliff vest feature. The performance stock units have a two year measurement period: 50% of earned performance stock units vest on the date the Compensation Committee certifies performance following the end of the measurement period (the "initial vesting date") and 50% on the one-year anniversary of the initial vesting date.. In August 2014, Mr. Degnan received a special retention grant of restricted stock units, 100% of which will vest on the third anniversary of the grant date, to reward his performance and encourage his retention. Mr. Degnan was the only Named Executive Officer to receive a special retention grant in fiscal 2014.

        The grant date value of each equity-based award is designed to deliver a targeted amount of compensation opportunity over the life of the award. This target amount is determined by the Committee (1) after a review of peer group and Published Survey Data previously described, (2) the duties and responsibilities of each Named Executive Officer, (3) the current vested and unvested gain (realized or unrealized) from previous awards and (4) the allocation between annual and long-term incentive payment opportunities.

        Below is the annual equity compensation opportunity as a percent of base salary for each of the Named Executive Officers for fiscal 2014:

	Stated Internal Long-term Incentive Opportunity for Fiscal 2014		Actual Reported Long-term Incentive Opportunity for Fiscal 2014(1)

Name	as % of Annual Base Salary	$ Value	as % of Annual Base Salary	$ Value
Brian P. Kelley	404%	4,000,000	477%	4,723,011
Frances G. Rathke	150%	727,500	186%	902,807
Robert P. Ostryniec	200%	1,100,000	248%	1,365,187
John Whoriskey	100%	425,000	124%	527,456
Michael J. Degnan(2)	100%	375,000	124%	465,340
(1)
After application of the 3:1 option to full value share ratio described above under "Mix of Equity Based Compensation".

(2)
Does not reflect a special retention award of restricted stock units with a grant date fair value of $1,499,953 granted to Mr. Degnan in August 2014.

Other Compensation:

  Potential Payments upon a Termination as the result of a Change in Control

        In fiscal 2008, the Committee adopted a change-in-control severance plan, the 2008 Change-in-Control Severance Benefit Plan (the "Change-in-Control Plan"), for certain designated Named Executive Officers and key employees. When making compensation decisions for the Named Executive Officers, the Committee generally does not consider the potential payments that may be made in the future to the Named Executive Officers in the event of a termination of employment, whether or not in connection with a change in control. The Committee believes the Change-in-Control Plan serves the important function of helping to retain high quality executives and keeping them focused on their responsibilities during a period in which a change in control may be contemplated or pending. Under the Change-in-Control Plan and Mr. Kelley's employment agreement there must be a termination of employment prior to or following a change in control before any payments are made (i.e., benefits are "double trigger"). Ms. Rathke has a separate transition agreement under which certain payments upon a change in control are provided.

  Employee Stock Purchase Plan

        The Company maintains an employee stock purchase plan that is currently available to all U.S. and Canadian employees who have completed 30 days of employment and whose customary employment is more than 20 hours a week. This plan allows each qualifying employee, through a payroll deduction, to purchase Company Common Stock every six months at a price, discounted by 15%, from the lower of the closing price of such stock at the first or last day of each six-month period. The Committee did not consider amounts under this plan in setting total compensation for our Named Executive Officers.

  Defined Contribution Plans (401(k))

        The Company's 401(k) plan is a defined contribution plan available to all eligible U.S.- based employees. Each Named Executive Officer is eligible to participate in the plan applicable to him or her on the same basis as employees generally. These plans include a Company matching contribution to encourage employees to save additional funds for retirement. The Company matching contribution is provided on the same basis to the Named Executive Officers as all other participants in the applicable plan. The Committee did consider amounts under these plans in respect of the Company matching contributions in setting total compensation for our Named Executive Officers.

        In September 2014 the Board approved the adoption of the Keurig Green Mountain Non-Qualified Plan, effective January 1, 2015, to retain and attract talent and improve the competitiveness of our benefits platform. The Non-Qualified Plan provides additional retirement benefits to select executives by providing for an annual deferred compensation benefit equal to 4% of the executive's compensation that exceeds certain Internal Revenue Service limits applicable to the Company's 401(k) plan.

  Deferred Compensation Plan

        The Company has adopted a deferred compensation plan to provide an opportunity for eligible persons to save for future financial needs out of their own compensation at little cost to the Company. To date the administrator of the plan has only designated Directors as eligible participants, although under the terms of the plan the administrator could also designate highly compensated or management employees. Accordingly, no Named Executive Officers deferred any compensation into the program for fiscal 2014.

  Perquisites

        In fiscal 2014, the Company offered only nominal perquisites to certain Named Executive Officers that are not generally available to all employees.

  Welfare Plans

        We offer a health care plan that provides medical, vision, dental and prescription drug coverage for all regular full-time and part-time (scheduled at least 20 hours per week) employees. We also offer group life insurance and short- and long-term disability plans that cover all regular full-time employees. We also offer a Wellness Reimbursement Program. The purpose of these plans is to provide competitive basic benefits to our employees and to help to attract and retain employees by offering a comprehensive package of benefits. The Named Executive Officers participate in these plans on the same basis as all other regular full-time employees.

Performance-Based Compensation and Risk

        The Committee considers risk as well as motivation when establishing performance criteria. During fiscal 2014, the Committee reviewed all of the Company's incentive compensation plans to determine whether the Company's compensation policies and practices foster risk taking above the level of risk associated with the Company's business model. In the course of its examination, the Committee evaluated:

  •
  The balance of performance-based compensation and the quality and sustainability of performance;

  •
  The relative proportions of annual and long-term incentives;

  •
  The relationship between performance criteria for annual and long-term incentive awards;

  •
  Competitive practices; and

  •
  Equity retention requirements.

On the basis of this review, the Committee determined that the Company's incentive compensation plans are appropriately structured and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Performance-Based Compensation—Section 162(m)

        Pursuant to Section 162(m) of the Code, compensation paid to certain executive officers, other than a company's chief financial officer, in excess of $1,000,000 is not deductible unless it qualifies as "performance-based compensation." The Committee annually reviews and considers the tax deductibility of the compensation paid to our Named Executive Officers (other than our CFO), under Section 162(m). The Committee believes that in establishing the cash and equity incentive compensation programs for the Company's executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration. In some cases, other important considerations outweigh tax or accounting considerations.

        The compensation paid to our Named Executive Officers pursuant to our cash-based annual and our long-term incentive programs is generally designed to qualify as "performance-based compensation" for purposes of Section 162(m). Base salaries and time-based restricted stock units do not qualify as "performance-based compensation" pursuant to the requirements of Section 162(m). From time to time, the Committee may and has, and reserves the right to, award or approve compensation that is not deductible under Section 162(m).

Equity Ownership Guidelines for Our Named Executive Officers

        We believe our executive officers should be invested in the success of the organization they lead, and thus the Committee adopted equity ownership guidelines for executive officers, including our Named Executive Officers, in September 2011, which became effective in March 2012. In September 2013, the Committee reviewed our equity ownership guidelines as compared to those of the peer group companies and increased the equity ownership guideline for our Chief Executive Officer from five times his annual base salary to six times his annual base salary. In March 2014, the Committee again reviewed our equity ownership guidelines of our executive officers as compared to those of the peer group companies and increased the equity ownership guidelines for all executive officers that are direct reports to the Chief Executive Officer to three times their annual base salary. Our current equity ownership guidelines for our executive officers are as follows:

Role	Value of Company Equity to be Owned
Chief Executive Officer	6.0 times base salary
Other Named Executive Officers	3.0 times base salary
Other Officers	2.0 or 3.0 times base salary

        Equity owned by an executive officer for purposes of these guidelines includes (1) Common Stock allocated to the officer's 401(k) plan/Keurig Canada Retirement Savings Plan account, (2) other shares of Common Stock which are beneficially owned directly by the officer, (3) shares underlying unvested restricted stock units and (4) "earned" performance stock units. It excludes all options to purchase shares of Common Stock, whether in-the-money, vested, or unvested. All executive officers have five years from the March 2014 re-set to meet these guidelines, and their equity ownership is reviewed at least annually by the Committee. Based on the closing price of our Common Stock on December 1, 2014, all of our current Named Executive Officers satisfy the current guidelines or are within the five year grace period.

COMPENSATION COMMITTEE REPORT

        The Compensation and Organizational Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Board approved our recommendation that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Form 10-K.

A.D. David Mackay, Chairperson John D. Hayes David E. Moran Michael J. Mardy José Octavio Reyes Lagunes Robert A. Steele

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2014, at all times, all members of the Compensation and Organizational Development Committee were "independent", none were employees or former employees of the Company, and none had a relationship requiring disclosure under Item 404 of Regulation S-K. In fiscal 2014, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

 EXECUTIVE COMPENSATION TABLES

        The following tables provide information concerning compensation for the Company's Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers for fiscal 2014, 2013, and 2012, as applicable. Fiscal 2014 ended on September 27, 2014.

SUMMARY COMPENSATION TABLE

Name	Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Brian P. Kelley(6)	President and Chief	2014	966,807	0	2,999,948	1,723,063	1,923,400	3,962	7,617,180
	Executive Officer	2013	744,231	600,000	7,699,969	2,800,454	1,172,163	356,734	13,373,551
Frances G. Rathke	Chief Financial Officer	2014	480,620	0	484,982	417,825	553,385	7,800	1,944,612
	and Treasurer	2013	463,431	0	467,959	234,474	515,970	7,500	1,689,334
		2012	442,500	0	134,975	548,241	0	6,763	1,132,479
Robert P. Ostryniec(7)	Chief Product Supply Officer	2014	550,001	0	733,392	631,795	762,025	12,800	2,690,013
		2013	52,885	150,000	1,000,024	0	68,776	0	1,271,685
John Whoriskey(8)	President, U.S. Sales &	2014	405,674	0	283,346	244,110	415,650	5,237	1,354,017
	Marketing
Michael J. Degnan(9)	Chief Legal Officer & Corporate General Counsel	2014	362,116	0	1,749,931	215,362	366,750	8,274	2,702,433
(1)
Mr. Kelley received a one-time sign-on bonus of $600,000 in fiscal year 2013 related to the bonus opportunity forfeited as a result of his resignation from his prior employer, which was subject to repayment if Mr. Kelley resigned without good reason during his first year of employment. Mr. Ostryniec received a one-time sign-on bonus of $150,000 in fiscal year 2013 to be applied toward relocation expenses.

(2)
This column reflects the grant date fair value of the restricted stock units and performance stock units, determined in accordance with FASB ASC Topic 718 for all awards. Grants of performance stock units and restricted stock units on December 6, 2013 were made under the 2014 Plan, subject to stockholder approval of the underlying 2014 Plan. Stockholders approved the 2014 Plan on March 6, 2014. For purposes of the grant date fair value of the restricted stock units and performance stock units shown in this column that were granted on December 6, 2013 but subject to subsequent stockholder approval of the 2014 Plan, it reflects the grant date fair value of such awards as of the December 6, 2013 grant date, and not the March 6, 2014 date of stockholder approval. The closing price of a share of our Common Stock on December 6, 2013 was $71.30; on March 6, 2014 the closing price of a share of our Common Stock was $107.12. The underlying valuation assumptions for restricted stock units and performance stock units are further disclosed in notes 2 and 15 to our audited financial statements filed with our Annual Report on Forms 10-K for the fiscal year ended September 27, 2014, September 28, 2013, and September 29, 2012. Pursuant to SEC rules, the amounts shown exclude the impact of forfeitures related to service-based vesting conditions. In fiscal 2014, the value of performance stock units awarded on the December 6, 2013 grant date, assuming the highest level of performance conditions were achieved, were as follows: Mr. Kelley: $3,999,930; Ms. Rathke: $484,983; Mr. Ostryniec: $733,392; Mr. Whoriskey: $283,346; Mr. Degnan: $249,978.

(3)
This column represents the grant date fair value of option awards made during each of fiscal 2014, 2013 and 2012 as calculated pursuant to FASB ASC Topic 718 and using the Black-Scholes model. The underlying valuation assumptions for option awards are further disclosed in notes 2 and 15 to our audited financial statements filed with our Annual Report on Forms 10-K for the fiscal year ended September 27, 2014, September 28, 2013, and September 29, 2012. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)
Reflects the total amounts earned for the relevant fiscal year under the annual incentive plan. For fiscal 2014, it reflects annual incentive plan payouts at actual performance of 163.0% of target.

(5)
The following table provides details for the "All Other Compensation" column in the table above for fiscal 2014:

Name	US 401(k) Plan ($)	Relocation Benefit ($)(10)	Total ($)
Brian P. Kelley	3,962		3,962
Frances G. Rathke	7,800		7,800
Robert P. Ostryniec	7,800	5,000	12,800
John Whoriskey	5,237		5,237
Michael J. Degnan	8,274		8,274
(6)
Mr. Kelley joined the Company as President and Chief Executive Officer effective December 3, 2012.

(7)
Mr. Ostryniec joined the Company as Chief Product Supply Officer effective August 26, 2013.

(8)
Mr. Whoriskey became a Named Executive Officer in fiscal year 2014.

(9)
Mr. Degnan became a Named Executive Officer in fiscal year 2014.

(10)
Mr. Ostryniec was reimbursed $5,000 of relocation expenses in fiscal 2014.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014

        The following table provides information on potential payouts under our annual incentive plan and long-term equity-based awards (stock options, restricted stock units and performance stock units under the 2006 Plan and 2014 Plan) to our Named Executive Officers with respect to awards or grants made in fiscal 2014.

				Estimated Potential Payouts Under Non-equity Incentive Plan ($)(1)			Estimated Potential Payouts Under Equity Incentive Plan (#)(2)			All Other Stock Awards:	All Other Option Awards:

Name	Plan Name or Type of Grant	Grant Date	Date of Committee/ Board Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares of Stock or Units (#)(3)	Number of Securities Underlying Options (#)(4)	Exercise Price of Options Awards ($ per Share)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)

Brian P. Kelley	Short-Term Incentive Plan	9/29/2013	12/6/2013	0	1,180,000	2,360,000

	Stock Options	12/6/2013	12/6/2013								42,076	71.30	1,723,063

	Restricted Stock Units	12/6/2013	12/6/2013							14,025			999,983

	Performance Share Units	12/6/2013	12/6/2013				0	28,050	56,100				1,999,965

Frances G. Rathke	Short-Term Incentive Plan	9/29/2013	12/5/2013	0	339,500	679,000

	Stock Options	12/6/2013	12/5/2013								10,203	71.30	417,825

	Restricted Stock Units	12/6/2013	12/5/2013							3,401			242,491

	Performance Share Units	12/6/2013	12/5/2013				0	3,401	6,802				242,491

Robert P. Ostryniec	Short-Term Incentive Plan	9/29/2013	12/5/2013	0	467,500	935,000

	Stock Options	12/6/2013	12/5/2013								15,428	71.30	631,795

	Restricted Stock Units	12/6/2013	12/5/2013							5,143			366,696

	Performance Share Units	12/6/2013	12/5/2013				0	5,143	10,286				366,696

John Whoriskey	Short-Term Incentive Plan	9/29/2013	12/5/2013	0	255,000	510,000

	Stock Options	12/6/2013	12/5/2013								5,961	71.30	244,110

	Restricted Stock Units	12/6/2013	12/5/2013							1,987			141,673

	Performance Share Units	12/6/2013	12/5/2013				0	1,987	3,974				141,673

Michael J. Degnan(7)	Short-Term Incentive Plan	9/29/2013	12/5/2013	0	225,000	450,000

	Stock Options	12/6/2013	12/5/2013								5,259	71.30	215,362

	Restricted Stock Units	12/6/2013	12/5/2013							1,753			124,989

	Performance Share Units	12/6/2013	12/5/2013				0	1,753	3,506				124,989

	Restricted Stock Units	8/25/2014	8/25/2014							11,177			1,499,953

(1)
These figures represent threshold, target and maximum annual bonus opportunities under the annual incentive plan. The actual amount of the bonus earned by each Named Executive Officer for fiscal 2014 is reported in the summary compensation table. For a description of the performance targets relating to the annual bonuses, please refer to the section titled "Compensation Discussion and Analysis—Elements of Compensation of Our Named Executive Officers—Annual Cash Incentive Compensation" above.

(2)
All performance stock unit grants in fiscal 2014 were made under the 2014 Plan. These figures represent the threshold, target and maximum numbers of performance stock units that may be realized under the grant of performance stock units made to such Named Executive Officer in December 2013. None of the performance stock units will be earned if just the threshold level of performance is achieved, 100% of the performance stock units will be earned if the target level of performance is achieved and 200% of the performance stock units will be earned if the maximum level of performance is achieved. To the extent earned, performance stock units granted in fiscal 2014 are scheduled to vest following the two-year measurement period which ends on September 26, 2015 as follows: 50% on the date the Compensation Committee certifies performance following the end of the measurement period (the "initial vesting date") and 50% on the one-year anniversary of the initial vesting date.

(3)
All restricted stock unit grants in fiscal 2014 were made under the 2014 Plan. Restricted stock units are scheduled to vest, with the exception of the special retention award granted to Mr. Degnan in August 2014, 25% on each of the first four anniversaries of the grant date. One hundred percent (100%) of Mr. Degnan's August 25, 2014 special retention restricted stock unit grant is scheduled to vest on the third anniversary of the grant date.

(4)
All option grants in fiscal 2014 were made under the 2006 Plan. Stock options are scheduled to vest and become exercisable ratably in four equal annual installments beginning on the first anniversary of the grant date. The options remain exercisable for 10 years from the grant date.

(5)
The exercise price of each option is the closing price of a share of Common Stock on the date the stock option was granted.

(6)
This column shows the grant date value of stock options as calculated pursuant to FASB ASC Topic 718 and using the Black-Scholes model (in the case of options) and the fair market value of a share of common stock on the grant date (in the case of restricted stock units and performance stock units). Grants of performance stock units and restricted stock units on December 6, 2013 were made under the 2014 Plan, subject to stockholder approval of the underlying 2014 Plan. Stockholders approved the 2014 Plan on March 6, 2014. For purposes of the grant date fair value of the restricted stock units and performance stock units shown in this column that were granted on December 6, 2013 but subject to subsequent stockholder approval of the 2014 Plan, it reflects the grant date fair value as of December 6, 2013, and not March 6, 2014. The closing price of a share of our Common Stock on December 6, 2013 was $71.30; on March 6, 2014 the closing price of a share of our Common Stock was $107.12. For information on the valuation assumptions, please refer to notes 2 and 15 of the Company's financial statements in the Form 10-K for the year ended September 27, 2014. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(7)
In addition to his target annual long-term grant, Mr. Degnan received an additional retention grant of restricted stock units on August 25, 2014 with a grant date value of $1,499,953. These awards will become fully vested on the third anniversary of the date of grant.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

        The following table provides information on the holdings of stock options, restricted stock units and performance stock units by the Named Executive Officers as of September 27, 2014, the last day of fiscal 2014.

		Option Awards				Stock Awards

								Equity Incentive Plan Awards:

Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)(3)(4)	Market value of shares or units of stock that have not vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Brian P. Kelley	12/3/2012	26,987	80,964	37.81	12/3/2022	161,994	21,161,276

	12/6/2013		42,076	71.30	12/6/2023	14,025	1,832,086	28,050	3,664,172

Frances G. Rathke	5/3/2006	212,450		2.95	5/3/2016

	6/14/2007	94,500		5.32	6/14/2017

	3/13/2008	77,400		6.09	3/13/2018

	3/12/2009	54,450		9.14	3/12/2019

	3/11/2010	19,800		30.79	3/11/2020

	3/10/2011	11,625	3,875	61.71	3/10/2021

	3/22/2012	8,315	8,315	54.12	3/22/2022	1,247	162,896

	3/7/2013	1,653	4,962	51.56	3/7/2023	6,127	800,370

	12/6/2013		10,203	71.30	12/6/2023	3,401	444,273	3,401	444,273

Robert P. Ostryniec	8/26/2013					8,677	1,133,477

	12/6/2013		15,428	71.30	12/6/2023	5,143	671,830	5,143	671,830

John Whoriskey	3/10/2011		1,125	61.71	3/10/2021

	3/22/2012		1,811	54.12	3/22/2022	226	29,522

	4/23/2012		1,507	44.26	4/23/2022	205	26,779

	3/7/2013		3,343	51.56	3/7/2023

	12/6/2013		5,961	71.30	12/6/2023	1,987	259,562	1,987	259,562

Michael J. Degnan	3/12/2009	5,625		9.14	3/12/2019

	3/11/2010	7,200		30.79	3/11/2020

	3/10/2011	2,850	950	61.71	3/10/2021

	3/22/2012	1,541	1,542	54.12	3/22/2022	231	30,176

	3/7/2013	887	2,661	51.56	3/7/2023

	4/1/2013	697	2,092	57.47	4/1/2023	2,544	332,323

	12/6/2013		5,259	71.30	12/6/2023	1,753	228,994	1,753	228,994

	8/25/2014					11,177	1,460,052

(1)
All options vest and become exercisable ratably in four equal annual installments beginning on the first anniversary of the grant date.

(2)
All restricted stock units are scheduled to vest, 25% on each of the first four anniversaries of the grant date, with the exception of the award granted to Mr. Degnan on August 25, 2014, which was a special retention grant that vests on the third anniversary of grant.

(3)
Market value is determined by multiplying the number of restricted stock units by $130.63, the closing price of a share of our Common Stock on September 26, 2014, the last trading day of fiscal 2014.

(4)
Unvested shares include 50% of the shares earned under the fiscal 2013 performance stock unit grants which paid out at the maximum performance level (120% of target). 50% of the shares vested upon achievement of the performance targets on November 20, 2014 and the remaining 50% will vest on November 20, 2015. Includes earned but unvested shares from the fiscal 2013 performance shares for Mr. Kelley of 55,541, for Ms. Rathke of 2,723, and for Mr. Degnan of 1,130.

(5)
Reflects the target level of fiscal 2014 performance stock units. None of the performance stock units will be earned if the threshold level of performance is achieved, 100% of the performance stock units will be earned if the target level of performance is achieved, and 200% of the performance stock units will be earned if the maximum level of performance is achieved. To the extent earned, performance stock units granted in fiscal 2014 are scheduled to vest following the end of the measurement period (September 26, 2015): 50% will vest on the date the Compensation Committee certifies performance following the end of the measurement period (the "initial vesting date") and 50% on the one-year anniversary of the initial vesting date..

(6)
Market value is determined by multiplying the number of performance stock units granted at target level by $130.63, the closing price of a share of our Common Stock on September 26, 2014, the last trading day of fiscal 2014.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2014

        The following table provides information regarding option exercises and vesting of stock awards during fiscal 2014. Except as noted below, these options and stock awards were granted in prior fiscal years and are not related to performance in fiscal 2014.

	Option Awards		Stock Awards

Name	Number of Shares Acquired Upon Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)

Brian P. Kelley	—	—	60,169	8,231,194

Frances G. Rathke	—	—	4,480	578,008

Robert P. Ostryniec	—	—	2,892	394,903

John Whoriskey	10,056	603,331	249	25,863

Michael J. Degnan	—	—	1,718	225,892

(1)
Represents the total number of shares which were exercised before any withholding of shares to pay the exercise price and taxes.

(2)
Value realized on exercise is based on the market price upon exercise minus the exercise price (the grant price) multiplied by the number of shares acquired upon exercise.

(3)
Represents the number of restricted stock units that vested during fiscal 2014, and includes 50% of the shares earned for the fiscal 2013 performance stock unit awards (whose measurement period ended on September 27, 2014) which vested on November 20, 2014 of: 55,541 for Mr. Kelley; 2,723 for Ms. Rathke; and 1,132 for Mr. Degnan. The remaining 50% of the earned performance stock units will vest on November 20, 2015, the one-year anniversary of the initial vesting date.

(4)
Represents (i) the number of restricted stock units that vested multiplied by the closing price of the Company's Common Stock on NASDAQ as of the vesting date which was: for Mr. Kelley, $68.41 on December 3, 2013; for Ms. Rathke and Messrs. Whoriskey, and Degnan, $112.00 on March 22, 2014; for Ms. Rathke, $106.00 on March 7, 2014; for Mr. Ostryniec, $136.55 on August 26, 2014; for Mr. Whoriskey, $94.08 on April 23, 2014; and for Mr. Degnan, $109.77 on April 1, 2014; (ii) for Ms. Rathke and Messrs. Kelley and Degnan the number of performance stock units that vested multiplied by $142.50, which was the closing price of the Company's Common Stock on NASDAQ as of the November 20, 2014 vesting date.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

        The following table provides information regarding deferred cash award payouts during fiscal 2014. These deferred cash awards were granted in prior fiscal years and are not related to performance in fiscal 2014.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Brian P. Kelley	—	—	—	—	—
Frances G. Rathke	—	—	—	—	—
Robert P. Ostryniec	—	—	—	—	—
John Whoriskey(1)	—	—	—	13,139	39,420
Michael J. Degnan(1)	—	—	—	10,459	31,380

(1)
In March 2013 Mr. Whoriskey and Mr. Degnan each received a deferred cash award that vests in four equal installments over a four year period, subject to the recipient's continued employment. The initial tranche of the deferred cash award vested in March 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        We have an employment agreement with Mr. Kelley and a transition agreement with Ms. Rathke that provide for payments in certain circumstances in connection with such officer's termination of employment, including in connection with a change in control. Messrs. Degnan, Ostryniec and Whoriskey participate in our Change-in-Control Plan which provides payments upon termination of employment in certain circumstances in connection with a change in control. Mr. Ostryniec also has an offer letter that provides for payments upon termination of his employment under certain other circumstances.

        Our prior 2006 Plan does provide for accelerated vesting of outstanding awards upon the occurrence of a change in control (i.e., a "single trigger") in certain limited circumstances. Specifically, if there is a "Covered Transaction" and it is one in which there is no assumption, substitution or cash-out, each equity award requiring exercise will become fully exercisable, and the delivery of shares of stock deliverable under each outstanding Restricted or Performance Stock Unit award will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the award a reasonable opportunity to participate as a stockholder in the Covered Transaction. For this purpose a "Covered Transaction" is any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

        The 2014 Plan does not contain any provision requiring single trigger vesting acceleration in the event of a change in control. If there is a "Change of Control Transaction" the administrator may (but need not) provide for the assumption or continuation of some or all outstanding awards or any portion thereof; grant new awards in substitution thereof; provide for a "cash-out" with respect to some or all awards or any portion thereof; or provide that any award requiring exercise will become exercisable in full or part, and that any delivery of shares of stock under the award be accelerated in full or in part, to participate as a stockholder in the Change in Control Transaction. If an award does not automatically terminate, unless the administrator otherwise determines, and the participant's employment terminates within 12 months following a Change of Control Transaction for any reason other than cause, all awards held by that participant will vest and become exercisable upon such termination. For this purpose a "Change in Control Transaction" is any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Change of Control Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the administrator), the Change of Control Transaction will be deemed to have occurred upon consummation of the tender offer. For purposes of any of the provisions of the 2014 Plan providing for the acceleration of vesting of an award, within twelve months following a Change of Control Transaction, a Change of Control Transaction requires an ownership change such that either (i) there is a change in the composition of a majority of the members of the Board immediately prior to the consummation of the transaction or (ii) the ownership of more than 50% of the equity securities entitled to vote generally in the election of directors after the consummation of the transaction is held by persons other than those who owned such equity securities prior to the transaction, as determined by the Board.

        The following narrative and accompanying tables set forth triggering event(s) for these payments and the estimated aggregate payment obligations to each of our Named Executive Officers in connection with such officer's termination of employment or a change in control.

        In calculating the payments in the tables below, we have used the following assumptions:

  •
  The event or events triggering the payment obligation occurred on September 26, 2014, the last business day of our most recently completed fiscal year.

  •
  Stock options are assumed to have cashed out on September 26, 2014, the last business day of the fiscal year, and were valued using the difference between the closing price of our stock on that day, which was $130.63 per share, and the exercise price of the option, multiplied by the number of shares outstanding.

  •
  Restricted stock units and performance stock units are assumed to have vested on September 26, 2014, the last business day of the fiscal year, and were valued at the closing price of our stock on that day, which was $130.63 per share. Accelerated vesting of performance stock units is assumed to have occurred at target level performance, except for the performance stock units granted in fiscal 2013. For the fiscal 2013 performance stock units the calculations reflect that 120% of the target was earned, and that 50% of those earned units already vested (with the remaining 50% to vest on November 20, 2015).

  •
  Change in control figures assume there was a transaction that constituted a Change of Control Transaction or Covered Transaction (as defined in the 2014 Plan or 2006 Plan, as applicable) which resulted in accelerated vesting under the 2014 Plan or 2006 Plan, as applicable, as of September 26, 2014, and use the option and stock unit valuation paradigms described above.

  •
  For the Named Executive Officers that are parties to the Change-in-Control Plan, payments made in connection with such plan will be made regardless of the application of Sections 280G and 4999 of the Code; provided, however, that if the total of all the payments to a participant made in connection with such Change-in-Control Plan, after reduction for all federal taxes (including taxes under Section 4999 of the Code, if applicable), would be increased by the limitation or elimination of any payment, such payment will be reduced to the extent necessary to maximize the participant's total after tax payments. For purposes of the amounts set forth below payable upon a change in control to the Named Executive Officers, we have assumed that no reduction will be made to such amounts.

  •
  The same assumptions were used for valuing health care benefits that we use for our financial reporting under GAAP.

Mr. Kelley

        Mr. Kelley's employment agreement uses the following definitions:

        "Cause" is defined as: (i)(A) substantial and ongoing failure or inability to perform (other than by reason of death or disability) his duties and responsibilities to the Company or any of its affiliates, provided that he has been given a reasonable opportunity (following notice of not less than sixty (60) days) to cure any such failure or inability and such failure or inability has not been cured by him, or (B) gross negligence in the performance of his duties and responsibilities to the Company or any of its affiliates; (ii) knowing and material breach by Mr. Kelley of any provision of his employment agreement which causes substantial damage to the Company or any of its affiliates, provided he has been given a reasonable opportunity (following notice of not less than sixty (60) days) to cure any such material breach and such material breach has not been cured by Mr. Kelley; (iii) he engages in embezzlement or other dishonest conduct which causes substantial harm to the Company or any of its affiliates; (iv) other gross misconduct by him that is substantially harmful to the business, interests or reputation of the Company or any of its affiliates; or (v) commission of a felony or other crime involving moral turpitude.

        "Good Reason" is defined as any of the following without Mr. Kelley's consent: (i) removal of Mr. Kelley from the position of President and Chief Executive Officer of the Company (or a successor corporation); (ii) Mr. Kelley no longer being the President or Chief Executive Officer of a publicly-traded company; (iii) a material breach by the Company of its obligations to nominate Mr. Kelley to the Board; (iv) a material diminution in the nature or scope of Mr. Kelley's responsibilities, duties or authority; (v) a material reduction in the base salary or target annual bonus as set forth in his employment agreement; (vi) the Company requiring Mr. Kelley to be based at a location in excess of fifty (50) miles from the location of the Company's principal offices in Waterbury or South Burlington, Vermont or from Reading, Massachusetts; or (vii) any other material breach of his employment agreement by the Company.

        "Change in Control" means the occurrence of any of the following, provided such occurrence is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case as those terms are defined in Treasury Regulation Section 1.409-3(i)(5): (i) the acquisition by any person or more than one person acting as group (as determined under the Treasury Regulations) (excluding (A) any employee benefit plan of the Company or its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (B) Robert P. Stiller, members of his family and trusts for their benefit), during the twelve (12)-month period ending on the date of the most recent acquisition by such person or group, of ownership of stock of the Company possessing 35% or more of the total voting power of the Company; or (ii) there is consummated a business combination unless, immediately following such business combination: (A) the persons who were the beneficial owners (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the stock of the Company continue to beneficially own (as so defined), directly or indirectly, more than 50% of the total fair market value or total voting power of the stock of the entity resulting from such business combination in substantially the same proportions as their ownership of Company stock immediately prior to such business combination, (B) no person (excluding any entity resulting from such business combination or any entity or individual described in subsection (i)(A) or (i)(B) above or that would be so described if the resulting entity were substituted for "the Company and its subsidiaries" in subsection (i)(A) above)

beneficially owns, directly or indirectly, stock possessing 35% or more of the total voting power of the entity resulting from such business combination, except to the extent that such ownership existed prior to the business combination, and (iii) at least a majority of the members of the board of directors (or the equivalent) resulting from such business combination are individuals whose appointment or election is endorsed by a majority of the members of the Board immediately prior to the business combination.

        In the event the Company terminates Mr. Kelley's employment for any reason other than cause, the Company is obligated to, in addition to (i) any base salary earned but not paid during the final payroll period of Mr. Kelley's employment through the date of termination, (ii) any vacation time earned but not used through the date of termination, (iii) subject to the timing rules set forth in the employment agreement, any annual bonus earned for the fiscal year preceding that in which termination occurs, but unpaid on the date of termination, if any, and (iv) any business expenses incurred by Mr. Kelley but un-reimbursed as of the date of termination (the sum of the foregoing clauses (i), (ii) and (iii) and (iv) are referred to as "Final Compensation"), the Company shall pay Mr. Kelley (A) an amount equal to the sum of (1) 1.5 times the base salary at the rate in effect on the date of termination plus (2) 1.5 times the target annual bonus for the year in which such termination occurs, which amount shall be payable in equal installments during the twelve (12) month period following the date of termination; (B) a pro-rata bonus at the same time as bonuses are paid to active employees under the bonus plan and subject to the timing rules set forth in the employment agreement; and (C) if Mr. Kelley elects to continue his participation in the Company's health and dental insurance plans pursuant to COBRA, the Company shall continue to pay a monthly amount equal to the Company portion of the monthly premium cost of Mr. Kelley's and Mr. Kelley's qualified beneficiaries participation in the Company's group medical and dental plans until the conclusion of a period of twelve (12) months following the date of termination, provided that Mr. Kelley is entitled to continue such participation under applicable law and plan terms (the sum of the foregoing clauses (A), (B) and (C) are referred to as the "Termination Payments and Benefits").

        If prior to (but no more than three (3) months prior to) and in connection with an anticipated change in control, the Company terminates Mr. Kelley's employment other than for cause, or Mr. Kelley terminates his employment for good reason, then, in addition to Final Compensation, and subject to Mr. Kelley's execution of a release of claims, then the Company shall pay and provide to Mr. Kelley the Termination Payments and Benefits. If the change in control occurs within the three (3)-month period following the date of such termination, then (A) the Company and/or its successor shall continue to pay the sum of (1) 1.5 times the base salary at the rate in effect on the date of termination plus (2) 1.5 times the target annual bonus for the year in which such termination occurs, which amount shall be payable in equal installments during the twelve (12) month period following the date of termination ; (B) the Company and/or its successor shall pay to Mr. Kelley an additional amount equal to the sum of (I) fifty percent (50%) of the Base Salary at the rate in effect on the date of termination and (II) the difference between (aa) two (2) times the greater of (x) the average of the annual bonuses paid to Mr. Kelley (or that would have been so paid absent deferral) by the Company in its three most recent fiscal years ended prior to the date of termination or the three most recent fiscal years prior to the change in control, if greater, and (y) the target annual bonus for the year in which such termination occurs and (bb) one and one-half (1.5) times the target annual bonus for the year in which such termination occurs, which amount shall be paid to Mr. Kelley in a lump sum on the sixtieth (60th) day following the change in control; (3) in lieu of the pro-rata bonus provided in the employment agreement, the Company shall pay to Mr. Kelley an amount equal to the pro-rata annual bonus for the year in which such termination of employment occurs, calculated by multiplying the target annual bonus for such year by a fraction, the numerator of which is the number of days Mr. Kelley was employed during such year and the denominator of which is 365 (the "Designated Bonus"), which amount shall be paid on the sixtieth (60th) day following the change in control; (4) if Mr. Kelley had elected to continue participation in the Company's health and dental insurance plans under COBRA, the Company or its successor shall continue to pay on a monthly basis the Company portion of the monthly premium cost of Mr. Kelley's and his qualified beneficiaries' participation in such plans until the conclusion of a period of twelve (12) months following the date of termination, provided that Mr. Kelley is entitled to continue such participation under applicable law and plan terms and provided further that the Company's obligation to provide such continued premium payments hereunder shall cease when Mr. Kelley first receives coverage under another medical plan; and (5) the Company shall cause any equity-based awards that have been granted to Mr. Kelley and that are outstanding and unvested and/or unexercisable on the date of termination to remain outstanding as of such date and, if a change in control occurs within the time period set forth in this paragraph, to cause such awards to become immediately vested and/or exercisable, as applicable, as of such change in control, with the performance stock units vesting as if target performance had been attained.

        If the Company or its successor terminates Mr. Kelley's employment other than for cause (which does not include termination due to his disability or death), or Mr. Kelley terminates his employment for good reason, in either case within the twelve (12)-month period commencing at a change in control, then, in addition to Final Compensation, subject to execution of a release of claims, then: (A) the Company or its successor shall pay and provide to Mr. Kelley severance in an amount equal to two (2) times the sum of (1) the base salary at the rate in effect on the date of termination and (2) the greater of (I) the average of the annual bonuses paid to Mr. Kelley (or that would have been so paid absent deferral) by the Company in its three most recent fiscal years ended prior to the date of termination or the three most recent fiscal years prior to the change in control, if greater, and (II) the target annual bonus for the year in which such termination occurs, which amount shall be payable in equal installments during the twelve (12) month period following the date of termination as provided for in subsection (iii) below; (B) the Company shall pay to Mr. Kelley the Designated Bonus, on the sixtieth (60th) day following the date of termination; (C) if Mr. Kelley elects to continue participation in the Company's health and dental insurance plans under COBRA, the Company or its successor shall pay on a monthly basis the Company portion of the monthly premium cost of Mr. Kelley's and his qualified beneficiaries' participation in such plans until the conclusion of a period of twelve (12) months following the date of termination, provided that Mr. Kelley is entitled to continue such participation under applicable law and plan terms and provided further that the Company's obligation to provide such continued premium payments hereunder shall cease when Mr. Kelley first receives coverage under another medical plan; and (D) the Company shall cause the equity-based awards that have been granted to Mr. Kelley and that are outstanding and unvested and/or unexercisable on the date of termination to become immediately vested and/or exercisable, as applicable, on such date, with the performance stock units vesting as if target performance had been attained.

        In the event of the Mr. Kelley's death or disability, his employment shall immediately and automatically terminate. In such event, the Company shall pay to the his designated beneficiary or, if no beneficiary has been designated by him in writing, to his estate, (i) any Base Salary earned but not paid during the final payroll period of his employment through the date of termination, (ii) pay for any vacation time earned but not used through the date of termination, (iii) any Annual Bonus earned for the fiscal year preceding that in which termination occurs, but unpaid on the date of termination, if any, and (iv) any business expenses incurred by the Executive but un-reimbursed as of the date of termination, provided that such expenses are known to the Company, any required substantiation and documentation are provided to the Company within thirty (30) days of the date of termination, and such expenses are reimbursable under Company policy (all of the foregoing, subject to the timing limitations described herein, "Final Compensation"). The Company shall also pay to his designated beneficiary or, if no beneficiary has been designated by him in writing, to his estate a pro-rata Annual Bonus for the year in which such termination occurs, calculated by multiplying the amount of the Annual Bonus the Executive would have earned under the Bonus Plan had his employment continued for the full fiscal year in accordance with the terms of the Bonus Plan by a fraction, the numerator of which is the number of days the Executive was employed during such fiscal year and the denominator of which is 365 (the "Pro-Rata Bonus"). Other than for Final Compensation and the Pro-Rata Bonus, the Company shall have no further obligation to Mr. Kelley upon a termination of employment due to his death.

Brian P. Kelley	Cash Severance Payments ($)	Acceleration of Equity ($)(1)	Health and Welfare ($)	Outplacement Services	Total Termination and CIC Payments ($)

Termination without cause or for good reason	5,178,400	28,710,910	15,175	—	33,904,485

Termination without cause or for good reason in connection with a change in control	6,263,400	36,668,955	15,175	—	42,947,530

Death	1,923,400	36,668,955			38,592,355

Disability	1,923,400	28,676,329	—	—	30,599,729

Change in control	—	31,172,698	—	—	31,172,698

(1)
Includes stock options, restricted stock units and performance stock units. For purpose of valuing the equity awards, we assumed that all equity vested on the terms described above and cashed out on the last business day of the fiscal year, using the closing price of our Common Stock on such date, $130.63.

Ms. Rathke

        Ms. Rathke entered into a transition agreement with the Company on November 19, 2014. Pursuant to the terms of the transition agreement, Ms. Rathke will continue to serve as the Company's Chief Financial Officer and Treasurer through the date of the Company's hiring of her successor, at which time Ms. Rathke will transition to the role of strategic advisor to the Chief Executive Officer. The transition agreement provides that unless it is terminated sooner by Ms. Rathke or the Company, Ms. Rathke's employment with the Company will end no earlier than June 30, 2015 and no later than September 26, 2015 (the date Ms. Rathke's employment ends, the "Rathke Termination Date").

        Ms. Rathke's transition agreement provides as follows (unless her employment terminates as a result of death, unilateral voluntary termination prior to June 30, 2015, mutual agreement between Ms. Rathke and the Company, or the Company's termination of Ms. Rathke for gross misconduct):

  •
  While an employee, Ms. Rathke will receive her current annual base salary of $485,000 per year, subject to Ms. Rathke's eligibility for a base salary increase effective December 1, 2014;

  •
  Ms. Rathke will be entitled to a pro rata portion of her fiscal 2015 annual incentive bonus, based on actual performance, payable at the time other recipients are paid their fiscal 2015 annual incentive bonus;

  •
  Ms. Rathke will be entitled to participate in Company employee benefit plans until the Rathke Termination Date;

  •
  The Company will reimburse Ms. Rathke for the difference between the COBRA premium and the premium Ms. Rathke would have paid if she remained in employment until the earlier of (i) 12 months from the Termination Date, and (ii) when Ms. Rathke becomes eligible for coverage by another employer;

  •
  Ms. Rathke will continue to vest in her equity awards throughout her employment. Following the Rathke Termination Date, Ms. Rathke's equity will be treated in accordance with their terms for an involuntary termination not for cause, except that (i) the options granted to Ms. Rathke in March 2012 and March 2013 will continue to vest for two years following the Rathke Termination Date; at the end of such two-year period all unvested options will immediately vest, and all vested options will remain exercisable until the earlier of four years from the Rathke Termination Date or the expiration date; and (ii) the restricted stock units granted to Ms. Rathke in March 2012 and March 2013 will vest immediately on the Rathke Termination Date;

  •
  The Company agrees to provide Ms. Rathke with Executive Outplacement services with a value of up to $25,000 with a service provider selected exclusively by the Company. Outplacement services will be available to Ms. Rathke from January 1, 2015 through December 31, 2015; and

  •
  Ms. Rathke will (i) continue to receive her base salary in accordance with the Company's normal payroll practices for a period of 12 months from the Rathke Termination Date; and (ii) at the same time that other participants are paid their fiscal 2015 annual incentive bonus, receive an additional amount that is the greater of Ms. Rathke's actual fiscal 2014 annual incentive bonus and the non pro-rated portion of Ms. Rathke's fiscal 2015 annual incentive cash bonus based on actual performance ((i) and (ii), collectively, the "Rathke Post Termination Payments").

        In the event of a change in control (as defined under Treasury Regulation 1.409A-3(i)(5)(v) or (vii)) prior to the Rathke Termination Date, Ms. Rathke's employment will terminate on the earlier of 60 days following the change in control or June 30, 2015, and in addition to her accrued obligations (comprised of her accrued but unpaid base salary, unreimbursed business expenses, and vested retirement account balances), Ms. Rathke will receive (i) within five business days after the termination date a lump sum equal to the remaining unpaid Rathke Post Termination Payments, (ii) if not previously paid, within five business days after the termination date an amount equal to her pro-rated target fiscal 2015 annual incentive bonus, and (iii) her outstanding unvested equity will fully vest immediately prior to the change in control (in the case of unearned performance stock units, a number of units will immediately vest as if 100% of the target award had been earned).

        In the event of a change in control after the Rathke Termination Date, Ms. Rathke will receive (i) a lump sum equal to the remaining unpaid Post Termination Payments, and (ii) if the change in control occurs prior to the end of the performance period for the fiscal 2015 annual incentive bonus, then in lieu of receiving a fiscal 2015 annual incentive bonus based on actual performance Ms. Rathke shall receive a lump sum equal to her target pro rated fiscal 2015 annual incentive bonus, in each case not later than five business days after the change in control.

        If Ms. Rathke should die prior to the Rathke Termination Date, in addition to her accrued obligations, her transition agreement provides for an annual incentive bonus equal to her pro-rated target fiscal 2015 annual incentive bonus.

        Ms. Rathke was not retirement eligible on the last day of fiscal 2014.

Frances G. Rathke(1)	Cash Severance Payments ($)	Acceleration of Equity ($)(2)	Health and Welfare ($)	Outplacement Services	Total Termination and CIC Payments ($)
Termination without cause	1,591,770	2,823,420	15,175	25,000	4,455,365
Termination without cause or for good reason in connection with a change in control	1,377,885	0	15,175	25,000	1,418,060
Death	339,500	3,485,655	—	—	3,825,155
Disability(3)	553,385	0	—	—	553,385
Change in control	—	2,864,174	—	—	2,864,174
(1)
Quantitative information contained herein assumes the transition agreement dated November 19, 2014 by and between Ms. Rathke and the Company was in effect on the last day of the fiscal year.

(2)
Includes stock options, restricted stock units and performance stock units. For purpose of valuing the equity awards, we assumed that all equity vested on the terms described above and cashed out on the last business day of the fiscal year, using the closing price of our Common Stock on such date, $130.63.

(3)
Does not include equity grants which provide for acceleration upon onset of disability (as opposed to termination for disability).

Messrs. Degnan, Ostryniec and Whoriskey

        Messrs. Degnan, Ostryniec and Whoriskey were participants in the Company's Change-in-Control Plan as of the end of fiscal 2014, and continue to be participants.

        The Change-in-Control Plan uses the following definitions:

        "Cause" means in the case of any participant, any or any combination of the following: (i) commission by the participant of a crime involving moral turpitude, or of a felony; (ii) gross neglect by the participant of his or her duties (other than as a result of incapacity resulting from physical or mental illness or injury) that continues for 30 days after the Company gives written notice to the participant thereof; or (iii) an act of dishonesty or breach of faith in the conduct by the participant of his or her duties for the Company that is materially injurious to the Company.

        "Change in control" means an event where (a) any person (excluding Robert P. Stiller or members of his family and trusts for their benefit) becomes the beneficial owner, directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the Board on a fully-diluted basis provided, that if a person becomes the "beneficial owner" of 35% or more but less than 50% of the equity securities of the Company entitled to vote for members of the Board on a fully-diluted basis, no change in control shall be deemed to have occurred by reason thereof under this clause (a) if within 15 days of being advised that such ownership level has been reached, a majority of the incumbent Directors then in office adopt a resolution approving the acquisition of that level of securities ownership by such person; (b) there is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") unless, following such Business Combination, (i) the persons who were the beneficial owners of the equity securities of the Company entitled to vote for members of the Board beneficially own, directly or indirectly, more than 50% of the equity securities entitled to vote generally in the election of Directors (or the equivalent) of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the equity securities of the Company entitled to vote for members of the Board, (ii) no person (excluding any entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the equity securities entitled to vote generally in the election of Directors (or the equivalent) of the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board (or the equivalent) resulting from such Business Combination were incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (c) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

        Any of the following constitute "good reason": (a) any action by the Company which results in a material diminution in the participant's position, authority, duties or responsibilities immediately prior to the change in control; provided, however, that any reduction in size or nature of the Company's business by reason of a sale or transfer of some or all of the business of the Company or any of its subsidiaries or other reduction in its business or that of its subsidiaries, or the fact that the Company shall become a subsidiary of another company or the securities of the Company shall no longer be publicly traded, shall not, in and of itself, constitute good reason hereunder; (b) any material reduction in the participant's rate of annual base salary; (c) any material reduction in the retirement and welfare benefits made available to the participant or any materially adverse change in the terms on which those benefits are made available; or (d) any requirement by the Company that the participant be based at any office or location that is more than 50 miles distant from the participant's base office or work location immediately prior to the change in control.

        The Change-in-Control Plan provides that if a change in control occurs and a covered employee's employment is terminated by the Company without cause or by the covered employee for good reason in the 12 months immediately following, or in the three months immediately prior to, the change in control, the covered employee will be entitled to the following payments and benefits:

  •
  A lump sum payment equal to 12 months of the covered employee's base salary and the greater of (i) the average of the annual incentive bonuses paid in cash to the covered employee by the Company in the three most recent fiscal years ended prior to the date of the covered employee's termination or the date of the change in control, if greater or (ii) the covered employee's target annual incentive bonus for the fiscal year in which the change in control occurs.

  •
  A lump sum payment equal to the pro-rata share of the covered employee's target bonus for the year in which the termination occurs.

  •
  Full vesting of any stock options or other stock-based award held by the covered employee prior to the change in control which is assumed in connection with the change in control.

  •
  Continued health and dental benefits coverage for 12 months following the change in control.

        If any of these payments or benefits would be subject to the federal excise tax for "excess parachute payments" described in Section 4999 of the Internal Revenue Code, the lump sum cash payments payable to a covered employee will be reduced if such reduction maximizes the covered employee's total after-tax payments.

        Mr. Ostryniec is also a party to an employment offer letter which provides that in the event his employment is terminated by the Company for any reason other than cause, the Company is required to pay severance to Mr. Ostryniec equal to one year's salary then in effect, payable over 12 months.

        The 2014 equity awards of Messrs. Degnan, Ostryniec and Whoriskey provide for the following treatment upon a termination of employment:

  •
  Upon retirement, any vested options remain exercisable for four years from the date of retirement (or, if earlier, the original expiration date). For the first two years post-retirement, all unvested options and restricted stock units continue to vest according to their normal schedule. Any options that vest during this two-year period will then be exercisable for four years from the date of retirement (or, if earlier, the original expiration date). At the end of the two-year period post-retirement, all then unvested options and restricted stock units automatically vest; and those options remain exercisable for four years from the date they automatically vested (or, if earlier, the original expiration date).

  •
  Upon retirement, if such retirement is prior to the end of fiscal year 2015, the officer would receive a pro-rata portion of his earned performance stock units delivered at the end of fiscal year 2015; if the officer retires after the end of fiscal year 2015, he would receive accelerated vesting of all of his earned performance stock units, delivered at his retirement.

  •
  Upon an involuntary termination of employment without cause, a pro rata number of the then unvested options and restricted stock units automatically vest; and the options remain exercisable for 12 months from the date of termination of employment (or, if earlier, the original expiration date).

  •
  Upon involuntary termination of employment without cause, prior to the end of fiscal year 2015, the officer would receive a pro rata portion of his earned performance stock units delivered at the end of fiscal year 2015; if the officer is involuntarily terminated without cause after the end of fiscal year 2015, he would receive accelerated vesting of all of his earned performance stock units, delivered at termination.

  •
  Upon death or disability, any unvested options and restricted stock units automatically vest; and the options remain exercisable for 12 months from the date of death or disability (or, if earlier, the original expiration date). Upon death or disability, if prior to the end of fiscal year 2015 the officer would receive all of his target performance stock units delivered upon such death or disability, as applicable; if the officer's death or disability is after fiscal year end 2015, he would receive all of his earned performance stock units upon such death or disability, as applicable.

        Mr. Whoriskey was retirement eligible on the last day of fiscal 2014. Neither Mr. Degnan nor Mr. Ostryniec was retirement eligible on the last day of fiscal 2014.

Michael J. Degnan	Cash Severance Payments ($)		Acceleration of Equity ($)(1)	Health and Welfare ($)	Outplacement Services	Total Termination and CIC Payments ($)
Termination without cause	366,750	(2)	2,644,154	—	—	3,010,904
Termination without cause or for good reason in connection with a change in control	825,000		7,238,763	—	—	8,063,763
Death	225,000	(3)	7,173,289	—	—	7,398,289
Disability(4)	366,750	(3)	0	—	—	366,750
Change in control	—		5,320,723	—	—	5,320,723
(1)
Includes stock options, restricted stock units and performance stock units. For purpose of valuing the equity awards, we assumed that all equity vested on the terms described above and cashed out on the last business day of the fiscal year, using the closing price of our Common Stock on such date, $130.63.

(2)
In November 2012, the Compensation Committee approved an amendment to the terms and conditions of the annual incentive to provide for pro-rated actual performance payment upon an executive officer's involuntarily termination by the Company for reasons other than cause.

(3)
In November 2012, the Compensation Committee approved an amendment to the terms and conditions of the annual incentive to provide for pro-rated target payment upon an executive officer's death, and a pro-rated actual performance payment upon a participant's termination as a result of disability or retirement.

(4)
Does not include equity grants which provide for acceleration upon onset of disability (as opposed to termination for disability).

Robert P. Ostryniec	Cash Severance Payments ($)		Acceleration of Equity ($)(1)	Health and Welfare ($)	Outplacement Services	Total Termination and CIC Payments ($)
Termination without cause	1,312,025	(2)	1,074,481	—	—	2,386,506
Termination without cause or for good reason in connection with a change in control	1,312,025		3,392,480	—	—	4,704,505
Death	467,500	(3)	3,392,480	—	—	3,859,980
Disability(4)	762,025	(3)	0	—	—	762,025
Change in control	—		2,048,820	—	—	2,048,820
(1)
Includes stock options, restricted stock units and performance stock units. For purpose of valuing the equity awards, we assumed that all equity vested on the terms described above and cashed out on the last business day of the fiscal year, using the closing price of our common stock on such date, $130.63.

(2)
In November 2012, the Compensation Committee approved an amendment to the terms and conditions of the annual incentive to provide for pro-rated actual performance payment upon an executive officer's involuntarily termination by the Company for reasons other than cause.

(3)
In November 2012, the Compensation Committee approved an amendment to the terms and conditions of the annual incentive to provide for pro-rated target payment upon an executive officer's death, and a pro-rated actual performance payment upon a participant's termination as a result of disability or retirement.

(4)
Does not include equity grants which provide for acceleration upon onset of disability (as opposed to termination for disability).

John Whoriskey	Cash Severance Payments ($)		Acceleration of Equity ($)(1)	Health and Welfare ($)	Outplacement Services	Total Termination and CIC Payments ($)
Termination without cause or retirement	415,650	(2)	6,481,795	—	—	6,897,445
Termination without cause or for good reason in connection with a change in control	935,000		6,689,111	—	—	7,624,111
Death	255,000	(3)	6,611,576	—	—	6,866,576
Disability(4)	415,650	(3)	0	—	—	415,650
Change in control	—		6,169,987	—	—	6,169,987
(1)
Includes stock options, restricted stock units and performance stock units. For purpose of valuing the equity awards, we assumed that all equity vested on the terms described above and cashed out on the last business day of the fiscal year, using the closing price of our Common Stock on such date, $130.63.

(2)
In November 2012, the Compensation Committee approved an amendment to the terms and conditions of the annual incentive to provide for pro-rated actual performance payment upon an executive officer's involuntarily termination by the Company for reasons other than cause.

(3)
In November 2012, the Compensation Committee approved an amendment to the terms and conditions of the annual incentive to provide for pro-rated target payment upon an executive officer's death, and a pro-rated actual performance payment upon a participant's termination as a result of disability or retirement.

(4)
Does not include equity grants which provide for acceleration upon onset of disability (as opposed to termination for disability).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 1, 2014 for (1) our current Directors and nominees, (2) each Named Executive Officer and (3) all of our Directors and Executive Officers as a group:

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Beneficially Owned(2)	Percent Ownership of Common Stock Outstanding
Barbara D. Carlini(3)	292,877	*

Michael J. Degnan(4)	21,868	*

Jules A. del Vecchio(5)	366,393	*

John D. Hayes(6)	2,156	*

Brian P. Kelley(7)	151,117	*

Susan S. Kilsby(8)	5,156	*

José Octavio Reyes Lagunes	464	*

David Mackay(9)	55,874	*

Michael J. Mardy(10)	41,375	*

Hinda Miller(11)	106,323	*

David E. Moran(12)	70,455	*

Robert A. Ostryniec(13)	7,401	*

Frances G. Rathke(14)	597,252	*

Robert P. Steele(15)	4,153	*

Norman H. Wesley(16)	36,560	*

John Whoriskey(17)	2,776	*

All Directors and Executive Officers as a group (19 persons)	1,788,680	1.1%

*
Less than 1% of issued and outstanding shares of Common Stock.

(1)
The address of each individual listed above is c/o Keurig Green Mountain, Inc., 33 Coffee Lane, Waterbury, VT 05676.

(2)
This column lists beneficial ownership of voting securities as calculated under SEC rules. In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of the Record Date, and restricted stock units that will vest within 60 days of the Record Date. There are no performance stock units included in this column because there are no performance stock units that could be earned or vested within 60 days of the Record Date.

(3)
Includes (i) options to purchase 123,173 shares of common stock that are or will become exercisable within 60 days of the Record Date, and (ii) 30,856 phantom stock units deferred under the 2002 Deferred Compensation Plan.

(4)
Includes (i) options to purchase 20,114 shares of common stock that are or will become exercisable within 60 days of the Record Date, (ii) 438 restricted stock units that will vest within 60 days of the record date, (iii) 112 shares of common stock which have been allocated to an account established for Mr. Degnan under the 401(k) Plan and over which he exercises sole voting power.

(5)
Includes options to purchase 62,673 shares of common stock that are or will become exercisable within 60 days of the Record Date.

(6)
Includes options to purchase 633 shares of common stock that are or will become exercisable within 60 days of the Record Date.

(7)
Includes (i) options to purchase 64,494 shares of common stock that are or will become exercisable within 60 days of the Record Date, and (ii) 54,418 restricted stock units that will vest within 60 days of the record date.

(8)
Includes options to purchase 633 shares of common stock that are or will become exercisable within 60 days of the Record Date.

(9)
Includes (i) options to purchase 1,654 shares of common stock that are or will become exercisable within 60 days of the Record Date, (ii) 10,000 shares of common stock held by his spouse, and (iii) 17,000 shares of common stock held by a trust account for the benefit of his children.

(10)
Includes options to purchase 32,273 shares of common stock that are or will become exercisable within 60 days of the Record Date.

(11)
Includes 28,841 phantom stock units deferred under the 2002 Deferred Compensation Plan.

(12)
Includes options to purchase 63,173 shares of common stock that are or will become exercisable within 60 days of the Record Date.

(13)
Includes (i) options to purchase 3,857 shares of common stock that are or will become exercisable within 60 days of the Record Date, and (ii) 1,285 restricted stock units that will vest within 60 days of the record date.

(14)
Includes (i) options to purchase 482,743 shares of common stock that are or will become exercisable within 60 days of the record date, (ii) 850 restricted stock units that will vest within 60 days of the record date, (iii) 1,477 shares of common stock which have been allocated to an account established for Ms. Rathke under the 401(k) Plan and over which she exercises sole voting power, and (iv) 107,523 shares of common stock which have been contributed to the Frances Rathke 2012 Irrevocable Grantor Trust for the benefit of her spouse and children, over which she has sole voting power but no dispositive power.

(15)
Includes options to purchase 637 shares of common stock that are or will become exercisable within 60 days of the Record Date.

(16)
Includes (i) options to purchase 3,238 shares of common stock that are or will become exercisable within 60 days of the record date, (ii) 1,993 phantom stock units deferred under the 2002 Deferred Compensation Plan, and (iii) 10,000 shares of common stock held by the Wesley GST Exempt Trust for the benefit of his children; Mr. Wesley is investment advisor for the trust.

(17)
Includes (i) options to purchase 1,490 shares of common stock that are or will become exercisable within 60 days of the record date, (ii) 496 restricted stock units that will vest within 60 days of the record date, and (iii) 112 shares of common stock which have been allocated to an account established for Mr. Whoriskey under the 401(k) Plan and over which he exercises sole voting power.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 1, 2014 for each person known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock:

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percent Ownership of Common Stock Outstanding(1)
The Coca-Cola Company(2) One Coca-Cola Plaza Atlanta, Georgia 30313	26,037,771	16.1%

FMR LLC(3) 82 Devonshire Street Boston, MA 02109	22,467,470	13.9%

Luigi Lavazza S.p.A.(4) Corso Novara, 59 10154 Torino Italy	13,075,333	8.1%

Robert P. Stiller(5) 11 Via Vizcaya Palm Beach, FL 33480	12,028,894	7.4%

(1)
The ownership percentage set forth in this column is based on the assumption that the principal stockholder continued to own the number of shares reflected in the table on December 1, 2014.

(2)
This information is based solely upon a review of the Schedule 13D/A filed with the SEC on May 13, 2014, which stated that Atlantic Industries, an indirect wholly owned subsidiary of The Coca-Cola Company, has the sole voting and dispositive power of 19,489,730 shares, and the right to acquire up to an additional 6,548,041 shares. The Company assumes no responsibility with respect to such information.

(3)
This information is based solely upon a review of the Schedule 13G/A filed with the SEC on February 14, 2014. FMR LLC has the sole voting and dispositive power of 22,467,470 shares. The Company assumes no responsibility with respect to such information.

(4)
This information is based solely upon a review of the Schedule 13D/A filed with the SEC on April 17, 2014. Luigi Lavazza S.p.A. has shared voting and dispositive power of 13,075,333 shares. The Company assumes no responsibility with respect to such information.

(5)
This information is based solely upon a review of the Schedule 13G/A filed with the SEC on April 28, 2014. Mr. Stiller has the sole voting and dispositive power of 11,956,716 shares (which includes presently exercisable employee stock options to acquire 845,273 shares of Common Stock, and 2,802,600 shares of Common Stock issuable upon exercise of Call Options), and the shared voting and dispositive power of 72,178 shares (which includes 60,128 shares of Common Stock held by an entity controlled by a family trust, and 12,050 shares of Common Stock held by Mr. Stiller's charitable foundation). The Company assumes no responsibility with respect to such information.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, as amended, requires the Company's officers and Directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC, and NASDAQ. SEC rules require reporting persons to supply the Company with copies of these reports. Based solely on its review of the copies of such reports received and written representations from reporting persons, the Company believes that with respect to fiscal 2014 all reporting persons timely filed the required reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee has adopted a written policy for approval or ratification of transactions between the Company and its Directors, Director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year (our "Related Party Transaction Policy"). A copy of our Related Party Transaction Policy is available on the Corporate Governance page of our website at http://investor.keuriggreenmountain.com/corporate-governance.cfm.

        Our Related Party Transaction Policy provides that the Audit Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate:

  •
  The related person's interest in the transaction;

  •
  The approximate dollar value of the amount involved in the transaction;

  •
  The approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  Whether the transaction was undertaken in the ordinary course of business of the Company;

  •
  Whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

  •
  The purpose of, and the potential benefits to the Company of, the transaction; and

  •
  Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        In addition, if the Chief Executive Officer, Chief Financial Officer, General Counsel or Corporate Secretary becomes aware of a transaction that was not previously approved or ratified under this policy but should have been considered under the terms of the policy, the Audit Committee has delegated authority to the Chair of the Audit Committee to ratify transactions if it is not practicable for the Company to wait for the entire Audit Committee to consider the matter. A summary of any new transactions ratified by the Chair is provided to the Audit Committee for its review in connection with its next scheduled meeting.

        The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

  •
  Employment as an executive officer, subject to conditions;

  •
  Any compensation paid to a Director if the compensation is required to be reported in the Company's proxy statement under Item 402 of SEC Regulation S-K;

  •
  Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer or Director) or beneficial owner of less than ten percent of that company's equity, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company's total annual revenue; and

  •
  Any transaction where the related person's interest arises solely from the ownership of the Company's Common Stock and all holders of the Company's Common Stock received the same benefit on a pro rata basis, such as dividends.

        A summary of new transactions covered by the standing pre-approvals is provided to the Audit Committee for its review at each regularly scheduled Audit Committee meeting.

        Prior to our current policy's adoption in November 2013, although we did not have a formal written policy with respect to our Audit Committee's policies and procedures for reviewing related party transactions, the Audit Committee was responsible for reviewing all material transactions between the Company and any related person. This obligation was set forth in our prior Audit and Finance Committee Charter. Audit Committee members applied the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual Directors. In any transaction involving a related party, our Audit Committee considered all available material facts and circumstances of the transaction, including: (i) the direct and indirect interests of the related party; (ii) if the related party is a Director (or immediate family member of a Director or an entity with which a Director is affiliated), the impact such transaction would have on the Director's independence; (iii) the risks, costs and benefits to us; and (iv) whether any alternative transactions for comparable purposes are available. Our Audit Committee then made a determination as to whether the proposed terms of the transaction are in the best interests of the Company and otherwise consistent with arm's length dealings with unrelated third-parties.

RELATED-PERSON TRANSACTIONS SINCE THE BEGINNING OF FISCAL 2014

        During fiscal 2014, the Company had an agreement with Fidelity Management Trust Company to provide 401(k) plan administration. Fidelity Management Trust Company also serves as trustee with respect to the assets of the Company's 401(k) plans. The Company paid fees for these services, which are expected to exceed $120,000 annually. Fidelity Management Trust Company is a subsidiary of FMR LLC, which through another subsidiary is a security holder of more than 5% of the Company's Common Stock. From time to time the Company also makes investments in money market funds associated with Fidelity as part of its ordinary business activity. This transaction was reviewed and approved, and these investments ratified and approved, by the Audit Committee in accordance with our Related Party Transaction Policy described above.

        During fiscal 2014, the Company entered into a License and Distribution Agreement with Luigi Lavazza S.p.A. ("Lavazza") pursuant to which Lavazza granted to the Company an exclusive license in the United States and Canada to distribute Keurig K-Cup packs using Lavazza trademarks in exchange for a royalty arrangement. Lavazza is a security holder of more than 5% of the Company's Common Stock. Under the terms of this agreement, the aggregate amount involved is reasonably expected to exceed $120,000 annually. This transaction was reviewed and approved by the Audit Committee in accordance with our Related Party Transaction Policy described above. During fiscal 2014 the Company also entered into a Stock Purchase Agreement with Lavazza pursuant to pre-emptive rights set forth in the Common Stock Purchase Agreement between the Company and Lavazza dated August 10, 2010, pursuant to which the Company sold 1,407,000 shares of its Common Stock to Lavazza at $74.98 per share for an aggregate purchase price of $105.5 million on April 17, 2014. These transactions were reviewed and ratified by the Audit Committee in accordance with our Related Party Transaction Policy.

        During fiscal 2014, the Company entered into a manufacturing, sales and distribution agreement with The Coca-Cola Company ("Coca-Cola") to offer select Coca-Cola brands in the Keurig® hot brewing system. Atlantic Industries, an indirect wholly owned subsidiary of Coca-Cola, is a security holder of more than 5% of the Company's Common Stock. Under the terms of this agreement, the aggregate amount involved is reasonably expected to exceed $120,000 annually. This transaction was reviewed and ratified by the Audit Committee in accordance with our Related Party Transaction Policy described above.

        In fiscal 2013 the Company hired Christian R. Stiller as a Marketing Manager, Southern California, with a base annual salary of $95,000, target bonus of 10% of his base annual salary, and the Company's retirement and health and welfare benefits. His employment is at will and his compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. Christian R. Stiller is the son of Robert P. Stiller, who previously served on the Company's Board and is a security holder of more than 5% of the Company's Common Stock. The hiring of Christian R. Stiller was ratified by the Audit Committee in accordance with our prior policy described above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm for fiscal year 2014. Fees (including reimbursements for out-of-pocket expenses) paid to PricewaterhouseCoopers LLP for services in fiscal 2014 and 2013 were as follows:

	2014	2013
Audit Fees	$3,183,022	$3,456,187
Audit-Related Fees	—	—
Tax Fees	$180,000	—
All Other Fees	—	—

  Audit Fees

        This category includes fees associated with the annual audit and the audit of internal control over financial reporting, the reviews of the Company's Quarterly Reports on Form 10-Q, and the statutory audits required internationally.

  Audit-Related Fees

        This category consists of services that are reasonably related to the performance of the audit or review of financial statements and are not included in "Audit Fees." These services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

  Tax Fees

        This category consists of fees for tax services, including tax compliance, tax advice and tax planning.

  All Other Fees

        This category consists of services that are not included in the above categories and primarily include advisory services.

        The above amounts relate to services provided in the indicated fiscal years, irrespective of when they were billed. The Audit Committee considered the compatibility of non-audit services by

PricewaterhouseCoopers LLP with the maintenance of that firm's independence and determined, in each case, that at all times, PricewaterhouseCoopers remained independent.

        The Audit Committee approves all engagements of the independent registered public accounting firm in advance including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments), which specifies projects and the approved levels of fees for each. To the extent that items are not covered in the annual budget or fees exceed the budget, management must have them approved by the Audit Committee or, if necessary between Committee meetings, by the Audit Committee chairman on behalf of the Committee. Projects of the types approved for which fees total less than $50,000 in each case may be approved by the Chair of the Audit Committee, subject to review and approval by the Audit Committee at its next meeting.

PROPOSAL III—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2015

        The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the Company's independent registered public accountants for its 2015 fiscal year. The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP. We expect representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. If the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2015.

FINANCIAL AND OTHER INFORMATION

        The Company has made available to you its 2014 Annual Report to its stockholders which you may access by following the instructions contained in the Notice of Internet Availability of Proxy Materials. The 2014 Annual Report contains the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2014. The Company's Form 10-K for the year ended September 27, 2014 can also be accessed online at the website of the Securities and Exchange Commission, www.sec.gov. The documents are also available without charge by requesting them in writing from Investor Relations, Keurig Green Mountain, Inc., at 33 Coffee Lane, Waterbury VT 05676, or by telephone at (802) 244-5621.

STOCKHOLDERS SHARING THE SAME ADDRESS

        We have adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, we will deliver only one copy of our annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs and fees, and also supports the environment.

        If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent, we will promptly deliver a separate copy of these documents to you if you write or call our Corporate Secretary at 33 Coffee Lane, Waterbury, VT, 05676 or telephone: (802) 488-2559. If you want to receive separate copies of the proxy statement, annual report or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact us at the above address or phone number. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

2016 STOCKHOLDER PROPOSALS

        Stockholder proposals to be included in next year's proxy statement.    To be considered for inclusion in next year's proxy statement, any stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company at 33 Coffee Lane, Waterbury, VT, 05676 by the close of business on August 14, 2015 and must comply with the requirements of Rule 14a-8.

        Other stockholder proposals for presentation at next year's annual meeting.    Under our amended and restated by-laws, a stockholder proposal that is not submitted for inclusion in next year's proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2016 Annual Meeting, must be received not less than 60 days, nor more than 90 days prior to such meeting. The 2016 Annual Meeting is tentatively scheduled to take place on January 28, 2016. As a result, stockholder proposals submitted under these by-law provisions, including for director nominations, must be received no earlier than October 30, 2015 and no later than the close of business on November 29, 2015. Proposals should be addressed to the Corporate Secretary of the Company at 33 Coffee Lane, Waterbury, VT, 05676, and include the specified information required by our amended and restated by-laws.

        In the event that notice of the date of our 2016 Annual Meeting is provided to stockholders less than 70 days beforehand, and without prior public disclosure, your request must be received no later than the close of business on the tenth day following the date on which such notice was mailed or public disclosure was made, whichever occurs first.

        We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

DIRECTIONS TO THE ANNUAL MEETING
THE ESSEX RESORT & SPA
ATRIUM
70 ESSEX WAY
ESSEX, VT 05452

  From I-89

        From I-89 take Exit 15. Turn right onto Rte. 15 East for exactly 2 miles. Then Turn left on Susie Wilson Road and follow for 2 miles until it ends at VT-289 East. Take VT-289 East to Exit 10, Essex Way; and turn right onto Essex Way. The Essex Resort & Spa is on the left. Turn left into the parking lot.

  From Burlington International Airport

        Left from airport onto Airport Drive. At stop light, take a left onto Williston Road (Vermont Rte. 2). After one mile, take left at traffic light onto Industrial Avenue. At next light, take left onto Vermont 2A North. After 1.8 miles (at "Five Corners" intersection), bear right onto Vermont 15 East. Follow Vermont 15 East 1.5 miles to Vermont 289. Turn right onto Vermont 289. At Exit 10, turn right onto Essex Way. The Essex Resort & Spa is on the left. Turn left into the parking lot.

I-1

PROXY

KEURIG GREEN MOUNTAIN, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 29, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Brian P. Kelley, Frances G. Rathke, Michael J. Degnan and MichaelJ. Mardy, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Keurig Green Mountain, Inc. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at The Essex Resort & Spa, Atrium, 70 Essex Way, Essex, Vermont 05452, on Thursday, January 29, 2015, at 10:00 a.m. Eastern Standard Time, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER PROPOSALS I, II, AND III. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL I. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held January 29, 2015.

The Proxy Statement and our 2014 Annual Report to

Stockholders are available at: http://www.viewproxy.com/keuriggreenmountain/2015

Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS I, II, AND III.

Proposal I – To elect three Class I Directors for a three-year term to expire 2018.

Nominees: Class I Directors:

	FOR	WITHHELD from
(01) Brian P. Kelley	all nominees	all nominees
(02) Robert A. Steele	☐	☐
(03) Jose Octavio Reyes Lagunes

☐   FOR, except vote withheld from the following nominees:

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Proposal II – To approve, on an advisory basis, the executive compensation as disclosed in the proxy statement;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal III - To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2015; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

WILL ATTEND THE MEETING ☐

Date	, 201

Signature

Signature

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

CONTROL NUMBER

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

As a stockholder of Keurig Green Mountain, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on January 28, 2015.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:

Go to www.cesvote.com	Call 1 (888) 693-8683

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY